As filed with the SEC on January 15, 2002
                           Registration No. 333-74710
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                            GEORGIA BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            Georgia                        6021                   58-2646154
     ---------------------      --------------------------  --------------------
(State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                              2008 Highway 54 West
                           Fayetteville, Georgia 30214
                                 (770) 631-1114
          (Address and Telephone Number of Principal Place of Business)
                          ----------------------------
                              Ira P. Shepherd, III
                             Chief Executive Officer
                              2008 Highway 54 West
                           Fayetteville, Georgia 30214
                                 (770) 631-1114
           (Name, Address, and Telephone Number of Agent For Service)
                          ----------------------------
                Copies of all communications, including copies of
                  all communications sent to agent for service,
                               should be sent to:

                              Neil E. Grayson, Esq.
                              J. Brennan Ryan, Esq.
                          Jason R. Wolfersberger, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                     999 Peachtree Street, N.E., Suite 1400
                             Atlanta, Georgia 30309
                                 (404) 817-6000
                              (404) 817-6224 (Fax)

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_| ____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_| ___________________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. |_| ___________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                 -------------

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                      Proposed
                                                        Maximum        Proposed Maximum      Amount of
  Title of Each Class of           Amount to be      Offering Price    Offering Aggregate    Registration
  Securities to be Registered       Registered         Per Share            Price               Fee
 ................................. ................ ................ ..................... ...............
Common Stock, $.01 par value....      800,000          $12.50           $10,000,000          $2,390*
==========================================================================================================

*previously paid


         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

                                   PROSPECTUS

                            GEORGIA BANCSHARES, INC.

                              A holding company for

                               THE BANK OF GEORGIA


                         800,000 Shares of Common Stock
                                $12.50 per share
                         -------------------------------

         We are offering up to 800,000 shares of common stock of Georgia Bancshares, Inc. to fund the expansion of our subsidiary, The Bank of Georgia, a community bank headquartered in Fayetteville, Georgia. Prior to the offering, there has been only limited trading in our common stock and no established market for the common stock has existed. After the offering, we will encourage a sponsoring broker-dealer to match buy and sell orders for our common stock in order to be listed on the OTC Bulletin Board. There is not a minimum number of shares we must sell in this offering. Proceeds from this offering will be immediately available to us regardless of the number of shares we sell. The minimum purchase requirement by an investor is 100 shares and the maximum purchase allocation is 5% of the offering, although we reserve the right to accept subscriptions for more or less.


         The shares will be sold by our officers and directors, who will not be paid any commissions for their selling services.


         This table summarizes the amounts we expect to receive if the offering is fully successful.

   ===========================================================================


                                          Per Share              Total

   Public Offering Price.....................$12.50         $10,000,000

   Proceeds to Georgia Bancshares, Inc.......$12.50         $10,000,000
   ===========================================================================


                     Investing in our common stock involves
                      risk. See "Risk Factors" beginning on
                                     page 6.

NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       Please note that these securities:

                       o are not bank deposits;

                       o are not federally insured by the FDIC; and

                       o are not insured by any other state for federal agency.


                              _______________, 2002

                            GEORGIA BANCSHARES, INC.

                               THE BANK OF GEORIGA

                                   Market Area









                                  [Insert Map]

                                     SUMMARY

         We encourage you to read the entire prospectus carefully before investing.

                                   Who We Are


         Georgia Bancshares, Inc. was incorporated as a Georgia corporation on December 21, 2000 and became the holding company for The Bank of Georgia on May 18, 2001 following the consummation of a statutory share exchange. Our bank is a Georgia state chartered bank incorporated on September 9, 1999. We conduct a community-oriented commercial and retail banking business, focusing on the needs of individuals and small- to medium-sized businesses in Peachtree City and Fayette County, Georgia, as well as in the Senioa, Sharpsburg and Newnan areas of Coweta County, Georgia. We commenced operations on February 18, 2000 at our main office in Fayetteville, Georgia, and completed our first year of operations on December 31, 2000 with over $67 million in total assets. In addition to our rapid growth, we achieved cumulative profitability within our first fiscal year of operation with after tax net income of over $13,000. On July 9, 2001, we opened our first branch office in Newnan, Georgia. We attribute our success to date to our location in a growing market area and our focus on attracting customers in our service area who prefer to conduct business with a locally owned and managed institution that demonstrates an active interest in its customers' business and personal financial affairs.


                              Why We Are Expanding

         Our primary service area currently includes Fayette County and portions of Coweta County in Georgia. We intend to use the majority of the proceeds from this offering to expand and better serve our primary service area by increasing loans made through our existing offices and by opening additional branches. We believe that Fayette County, and in particular Peachtree City, as well as Coweta County, will continue to grow and provide us with a favorable business climate to expand our operations.

         Peachtree City's median household income, household growth, population growth, and employment growth trends have consistently outpaced the rest of the State of Georgia. In addition, Fayette and Coweta Counties have been two of the Southeast's fastest growing suburban counties over the past ten years and according to the Georgia Office of Planning and Budget, are expected to grow by over 30% within the next ten years. The surge in population makes these counties attractive destinations for restaurants, super-centers, and similar commercial enterprises that may require our financial services.

         We believe that Fayette and Coweta Counties are poised for continued economic development which will create opportunities for the expansion of our community-based banking services. We will continue to emphasize our local ownership and management and our strong ties to the communities we serve as we target our marketing efforts toward individuals and small- to medium-sized businesses.

         Our principal executive offices are located at 2008 Highway 54 West, Fayetteville, Georgia 30214. Our telephone number is (770) 631-1114.

                                  The Offering

Common stock offered............................ 800,000

Common stock outstanding prior to the offering.. 1,331,234

Common stock outstanding after the maximum
offering.........................................2,131,234

Use of Proceeds................................. We will use the net proceeds from this offering to enhance
                                                 our capital position to support
                                                 loan growth, to purchase shares
                                                 from a former shareholder who
                                                 dissented from the holding
                                                 company formation, to construct
                                                 a new main office, to repay
                                                 indebtedness, and for other
                                                 general corporate purposes,
                                                 which may include the opening
                                                 of additional branches, further
                                                 capital investments in our
                                                 subsidiary bank to maintain of
                                                 our bank's capital ratios, and
                                                 acquisitions. See "Use of
                                                 Proceeds."


                                Market for Shares


         There is no established market for our common stock. After the offering, we will encourage broker-dealers to match buy and sell orders for our common stock on the OTC Bulletin Board. Even if we secure a broker-dealer, the trading markets on the OTC Bulletin Board lack the depth, liquidity, and orderliness necessary to maintain a liquid market.


         Eventually, we intend to apply for listing on the Nasdaq National Market or an exchange if we meet the listing qualifications and believe such listing to be in our best interest. There is no assurance that we will apply for or be accepted for listing within any particular period of time, if at all. We have not made any decisions regarding whether to apply for listing on a particular exchange or market. All decisions regarding the listing our of shares remain wholly within our discretion.

                Shares Will be Sold by Our Officers and Directors

         Our officers and directors will handle the sale of the shares in this offering. We will not pay them any fees or commissions for their efforts. We believe these officers and directors will not be deemed to be brokers or dealers under the Securities Exchange Act of 1934 due to Rule 3a4-1.

                                How to Subscribe

         If you desire to purchase shares in this offering, you should:


1) Complete, date, and execute the subscription agreement which you received with this prospectus;
2) Make a check, bank draft, or money order payable to "Georgia Bancshares, Inc." in the amount of $12.50 times the number of shares you wish to purchase; and
3) Deliver the completed subscription agreement and check to the principal executive offices of Georgia Bancshares, Inc. at the following address:


                  Mr. Ira P. Shepherd, III
                  Georgia Bancshares, Inc.
                  2008 Highway 54 West
                  Fayetteville, Georgia 30214

         If you should have any questions about the offering or how to subscribe, please call Mr. Shepherd at (770) 631-1114. If you subscribe, you should retain a copy of the completed subscription agreement for your records. You must pay the subscription price at the time you deliver the subscription agreement, which is binding and irrevocable upon you once delivered by you. However, we reserve the right to reject any subscription for any reason, and no subscription will be binding on us until we notify you that we have accepted your subscription and delivered your stock certificate to you.

                                  Risk Factors

         Investment in our common stock involves a significant degree of risk due to factors such as:

      o the fact that we established the offering price arbitrarily, rather than through public market having depth and liquidity;
      o the fact that additional changes in interest rates may reduce our profitability; and
      o the fact that we face strong competition for customers from larger and more established banks, which could prevent us from obtaining customers and may cause us to have to pay higher interest rates to attract customers.

         Prior to making an investment decision, you should read carefully the "Risk Factors" section, beginning on page 6 for a discussion of specific risks related to an investment in our common stock.

                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk, and you should not invest in our common stock unless you can afford to lose some or all of your investment. Please read the entire prospectus for a more thorough discussion of the risks of an investment in our common stock.

We face strong competition for customers from larger and more established banks, which could prevent us from obtaining customers and may cause us to have to pay higher interest rates to attract customers.

         We face strong competition from existing banks and other types of financial institutions operating in the Fayette and Coweta County areas and elsewhere. Some of these competitors have been in business for a long time and have already established their customer base and name recognition. Most are larger than we are and have greater financial and personal resources. Some are large super-regional banks like Bank of America, First Union National Bank, and SunTrust Bank. These institutions have an advantage in obtaining the latest developments in technology, and they offer services, such as extensive and established branch networks, trust services, and internet banking, that we do not provide. Because of this competition, we may have to pay higher rates of interest to attract deposits, resulting in reduced profitability. In addition, competitors that are not depository institutions are generally not subject to the extensive regulations that apply to our bank.

The loss or failure to hire additional key personnel could hurt our business.


         Our growth and development to date have been largely the result of the contributions of certain of our senior executive officers, including Pat Shepherd, our president and chief executive officer, Malcolm Godwin, an executive vice president, and Rick Duncan, our senior loan officer and an executive vice president. The performance of community banks, like The Bank of Georgia, is often dependent upon the ability of executive officers to promote the bank in the local market area. Our senior executives have extensive and long-standing ties within our primary service area and provide us with an important medium through which to market our products and services. If we lose the services of Messrs. Shepherd, Godwin, or Duncan, our business and development could be materially and adversely affected. We do not have employment agreements with any of our senior executive officers and there is a risk we may not find suitable replacements for any of these officers. In addition, our continued growth will require that we attract and retain additional personnel with a variety of skills and experience. In our experience, it can take a significant period of time to identify and hire personnel with the combination of skills and experience required to carry out our strategy.


Because of our lack of a historical loan loss experience, it is more difficult for us to determine an appropriate allowance for loan losses.


         Making loans and other extensions of credit are essential elements of our business, and we recognize there is a risk that our loans or other extensions of credit will not be repaid. The risk of nonpayment is affected by a number of factors, including:

         o    the duration of the credit;
         o    credit risks of a particular customer;
         o    changes in economic and industry conditions; and
         o in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral.


         We attempt to maintain an appropriate allowance for loan losses to provide for losses in our loan portfolio. We periodically determine the amount of the allowance based on consideration of several factors, including:


         o an ongoing review of the quality, mix, and size of our overall loan portfolio;
         o    our historical loan loss experience;
         o    evaluation of economic conditions;

         o    regular reviews of loan delinquencies and loan portfolio quality;
              and
         o the amount and quality of collateral, including guarantees, securing the loans.

         Because of our short history, we have very little historical loan loss experience. This lack of experience increases the difficulty for us to determine an appropriate allowance for loan losses. There is no precise method of predicting credit losses, and therefore we always face the risk that charge-offs in future periods will exceed our allowance for loan losses and that additional increases in the allowance for loan losses will be required. Additions to the allowance for loan losses would result in a decrease of our net income and, possibly, our capital.

Changes in interest rates may reduce our profitability.

         Our results of operations depend in large part upon the level of our net interest income, which is the difference between interest income from interest-earning assets, such as loans and mortgage-backed securities, and interest expenses on interest-bearing liabilities, such as deposits and other borrowings. Depending on the terms and maturities of our assets and liabilities, a significant change in interest rates could have a material adverse effect on our profitability. Many factors cause changes in interest rates, including governmental monetary policies and domestic and international economic and political conditions. For example, in the past 12 months, the Federal Reserve Board has lowered its discount rate a record 11 times. Due to our asset sensitive position, these interest rate cuts have contributed to a reduction in our net interest margin and have reduced our income from interest earning assets. We cannot predict whether the Federal Reserve Board will continue to reduce the discount rate in the future. While we intend to manage the effects of changes in interest rates by adjusting the terms, maturities, and pricing of our assets and liabilities, our efforts may not be effective and our financial condition and results of operations could suffer.

A further economic downturn, especially one affecting Fayette and Coweta Counties, could reduce our customer base, our level of deposits, and demand for our financial products such as loans.


         A further economic downturn would likely contribute to the deterioration of the quality of our loan portfolio and reduce the level of deposits in the bank. This would hurt our business. Interest received on loans represented approximately 76% of our interest income for the year ended December 31, 2000. The terrorist attacks that occurred in New York City and Washington D.C. on September 11, 2001, and the United States' subsequent response to these events have resulted in a general economic slowdown that may adversely affect the national banking business. If a further economic downturn occurs in the economy as a whole, or in our service area, borrowers may be less likely to repay their loans as scheduled. Moreover, the value of real estate or other collateral that may secure our loans could be adversely affected. A further economic downturn could, therefore, result in losses that materially and adversely affect our business.

A large percentage of our loan portfolio is comprised of real estate construction and land development loans, which generally carry a higher degree of risk than other forms of financing.

         As of September 30, 2001, approximately 47% of our loan portfolio was composed of consumer and commercial real estate construction and land development loans, and we anticipate that the percentage of these loans in our portfolio will increase in the future. Although each type of loan carries a credit risk, simply defined as the potential that the borrower will not be willing or able to repay the debt, construction and development real estate loans generally carry a higher degree of risk than long term financing of existing properties. These projects are usually dependent on the completion of the project on schedule and within cost estimates and on the timely sale of the property. Inferior or improper construction techniques, changes in economic conditions during the construction and marketing period, and rising interest rates which may slow the sale of the property are all risks unique to this type of loan. If any or all of these risks materialize and adversely affect our loans, our financial condition and results of operations could suffer.

Our stock is not traded on an exchange, which will limit your ability to sell or trade the shares after the offering.


         There is no established market for our common stock. We do not expect an active trading market for our common stock to develop for several years, if at all. After the offering, we will encourage broker-dealers to match buy and sell orders for our common stock on the OTC Bulletin Board. However, the trading markets for securities quoted on the OTC Bulletin Board lack the depth, liquidity, and orderliness necessary to maintain a liquid market. A public market having depth and liquidity depends on having enough buyers and sellers at any given time. Because this is a relatively small offering, we do not expect to have enough shareholders or outstanding shares to support an active trading market. In addition, although we may eventually apply for listing on the Nasdaq National Market or another exchange if we meet the listing qualifications and believe such listing to be in our best interest, there is no assurance that we will apply for or be accepted for listing within any particular period of time, if at all. Accordingly, investors should consider the potential lack of liquidity and the long-term nature of an investment in our common stock.


We may need to raise additional capital which could dilute your ownership.

         Although we do not believe we will need additional capital during the next 12 months to maintain our planned business activities, we may need additional capital in the future to support our business, expand our operations, or maintain our minimum net capital requirements as set forth by our applicable bank regulatory agencies. There is a risk that we may not be able to sell additional shares or otherwise raise the capital to finance our planned operations. If we sell additional shares of common stock in the future to raise capital, the sale could significantly dilute your ownership interest.

 Our business strategy may not result in increased assets or revenues for us.

         We will use the proceeds of the offering to enhance our capital position and to support our proposed growth and expansion. Our business strategy also contemplates the establishment of additional branch offices in Georgia. However, we cannot begin to operate a new branch until we receive all required regulatory approvals, and we have not filed any applications to open a branch. There is also a risk that we will not be able to identify acceptable sites or be able to lease or purchase sites for additional branches on acceptable terms. If the opening of any branch is delayed, the expenses associated with opening that branch will increase and will not be offset by any additional operating revenue that would be associated with an operational branch. There is also a risk that if we do open additional branches, they may never become profitable. Because of our short history and the significance of our proposed growth and branch expansion, our historical results of operations are not necessarily indicative of our future operations. The likelihood of our continued success must be considered in light of the problems, expenses, complications, and delays frequently encountered in connection with the establishment of new branches and the competitive environment in which the new branches will operate.

Recent legislation will change the way financial institutions conduct their business, and we cannot predict the effect it will have upon us.

         The Gramm-Leach-Bliley Act was signed into law on November 12, 1999. Among other things, the Act repeals restrictions on banks affiliating with securities firms. It also permits bank holding companies that become financial holding companies to engage in additional financial activities, including insurance and securities underwriting and agency activities, merchant banking, and insurance company portfolio investment activities. The Act is intended, in part, to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, the Act may have the result of increasing the competition we face from larger banks and other companies. It is not possible to predict the full effect that the Act will have on us. From time to time other changes are proposed to laws affecting the banking industry, and these changes could have a material effect on our business and prospects. We cannot predict the nature or the extent of the effect on our business and earnings of future fiscal or monetary policies, economic controls, or new federal or state legislation.

Our common stock price may not be worth as much as $12.50 per share.

         The factors that we used to determine the offering price are not necessarily related to the market value of our common stock. Because there has been very limited trading in our common stock, we could not take into account trading history in determining the offering price. Factors we considered include price-to-book value of our stock, our capital needs, and our anticipated earnings, none of which may be relevant, must less determinative, of the value of our common stock. Therefore, there is a risk that our common stock may not be worth as much as $12.50 per share.


We have implemented anti-takeover devices that could make it more difficult for another company to purchase us, even though such a purchase may increase share value.


         In many cases, shareholders would receive a premium for their shares if we were purchased by another company. However, state and federal law and our articles of incorporation and bylaws make it difficult for anyone to purchase our company without approval of our board of directors. Moreover, Section 7-1-622 of the Financial Institutions Code of Georgia prohibits companies from "acquiring" The Bank of Georgia until the bank has been in existence and continuous operation for five years. As a result, a takeover attempt may prove difficult, and shareholders may not realize the highest possible price for their securities. See "Description of Securities - Anti-takeover Effects" on page 51.


We have broad discretion in allocating the net proceeds from this offering.


         We intend to use the net proceeds from this offering to enhance our capital position to support loan growth, to purchase shares from a former shareholder who dissented from the holding company formation, to construct a new main office, to repay indebtedness, and for other general corporate purposes, which may include the opening of additional branches, further capital investments in our subdidiary bank in order to maintain of our bank's capital ratios, and acquisitions. However, there is no minimum number of shares that we must sell to accept subscriptions in this offering, and there is a risk that we may not raise sufficient funds in this offering to accomplish all of our objectives. In addition, we will have significant flexibility in applying the net proceeds of this offering. Our failure to apply these funds effectively could have a material adverse effect on our business.


                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS


         This prospectus contains certain forward-looking statements about Georgia Bancshares, Inc. and The Bank of Georgia.. These statements are based on many assumptions and estimates and are not guarantees of future performance. Our actual results may differ materially from those projected in any forward-looking statements, as they will depend on many factors about which we are unsure, including many factors which are beyond our control. The words "may," "would," "could," "will," "expect," "anticipate," "believe," "intend," "plan," and "estimate," as well as similar expressions, are meant to identify such forward-looking statements. Potential risks and uncertainties include, but are not limited to:


              o significant increases in competitive pressure in the banking and financial services industries;
              o changes in the interest rate environment which could reduce anticipated or actual margins;
              o changes in political conditions or the legislative or regulatory environment;
              o general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;
              o changes occurring in business conditions and inflation;
              o changes in technology; o changes in monetary and tax policies; o changes in the securities markets; and
              o other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

                              PLAN OF DISTRIBUTION


         Offers and sales of our common stock will be made by our officers and directors, who will be reimbursed for their reasonable expenses but will not receive commissions or other remuneration for their sales efforts. Our officers and directors intend to market the shares directly to our existing shareholders, customers of our subsidiary bank, and from their personal contacts. Our executive officers and directors plan to market to these parties through personal and telephonic contact, and by delivering offering information through the mail. We believe these officers and directors will not be deemed to be brokers or dealers under the Securities Exchange Act of 1934 due to Rule 3a4-1.

                                 USE OF PROCEEDS

         We estimate that we will receive net proceeds of approximately $9,857,500 from the sale of the common stock in the offering, based upon selling 800,000 shares at a public offering price of $12.50 per share and deducting offering expenses of $142,500. However, there is no minimum number of shares that we must sell to accept subscriptions in this offering. Proceeds from this offering will be immediately available to us regardless of the number of shares we sell, and therefore the net proceeds of this offering could be significantly less than that amount.

         We intend to use the first $500,000 of the proceeds from this offering to increase the capital position of our bank. Increasing our bank's capital position will allow the bank to support additional loan growth while maintaining capital ratios. The FDIC and the Georgia Department of Banking and Finance have adopted risk-based capital guidelines for banks and bank holding companies that regulate the amount of capital a financial institution must have in relation to its loan portfolio. Because it is our policy to maintain a "well capitalized" rating for our bank, we need to raise additional capital to satisfy these capital regulations as our loan growth continues.

         Next, we intend to purchase 35,000 shares of our bank's common stock from a former shareholder who dissented from the formation of our holding company. On April 19, 2001, shareholders of our bank approved the reorganization of the bank into a holding company structure pursuant to that certain Reorganization Agreement and Plan of Share Exchange dated March 10, 2001. Upon consummation of the reorganization on May 18, 2001, 1,065,000 shares of common stock of our bank were exchanged for 1,065,000 shares of common stock of Georgia Bancshares, Inc. Pursuant to Section 14-2-1302 of the Georgia Business Corporation Code, a record shareholder of a corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of certain corporate actions, including the consummation of a plan of share exchange. Cede & Co., the record holder of the remaining originally issued 35,000 shares of our bank's common stock, dissented from the bank's reorganization into a holding company structure. Our bank has an obligation to purchase this dissenting shareholder's shares for fair market value as of May 18, 2001. We have determined through the aid of an appraiser that these shares were worth $10.55 per share, or an aggregate of $369,250, as of May 18, 2001. The dissenting shareholder, however, claimed that the shares were worth $25.25 per share, or an aggregate of $883,750. To resolve this matter in accordance with Section 14-2-1330 of the Georgia Business Corporation Code, the bank filed a Petition for Determination of Fair Value of Shares against Cede & Co. in the Superior Court of Fayette County, State of Georgia on September 14, 2001. Fayette Mortgage Company and Edgar E. Chapman, Jr. Individual Retirement Account have subsequently replaced Cede & Co. as the real shareholders in interest. Following adjudication by the court, The Bank of Georgia will be obligated to purchase the dissenting shareholder's shares for the judicially determined fair market value.

         We also expect to use approximately $1.6 million of the proceeds to fund the construction of our new main office in Peachtree City, Georgia. We anticipate that construction will be complete by the end of 2002.

         We intend to use the next $400,000 in proceeds to repay indebtedness. Repayment of the indebtedness relates to the loan agreement with The Bankers Bank that we entered into on November 29, 2001 for the principal amount of $400,000. The loan matures on November 29, 2008 and has a variable interest rate equal to the prime rate as reported in the Wall Street Journal eastern edition. Proceeds from the loan were primarily used to purchase common stock of the National Bank of Gainesville.

         Finally, we intend to use the remaining proceeds from this offering for general corporate purposes, which may include the opening of additional branches, further capital investments in our subsidiary bank in order to maintain our bank's capital ratios, and acquisitions. Although we have no definitive plans to open additional branches at this time and have completed no branch feasibility assessments, we are constantly evaluating our primary service area and surrounding communities for potential expansion opportunities. Our strategic goal remains to open an additional branch in 2002. The final allocation of the net proceeds is subject to our discretion and will depend upon our assessment of the most valuable business opportunities. See "Risk Factors - We have broad discretion in allocating the net proceeds from this offering" on page 9.

         The following table shows our anticipated use of proceeds. As discussed above, the item " Repurchase of bank shares" represents an estimate based upon an independent appraiser's estimate of fair value at the time of our share exchange. The judicially determined amount could be greater.

Increase capital position of our bank             $500,000

Repurchase of bank shares                         $369,250

Construction of new main office                 $1,600,000

Repayment of indebtedness                         $400,000

General corporate purposes                      $6,988,250


                             MARKET FOR COMMON STOCK

         There is no established market for our common stock. After the offering, we will encourage a sponsoring broker-dealer to match buy and sell orders for our common stock in order to be listed on the OTC Bulletin Board. Even if we secure a broker-dealer, the trading markets on the OTC Bulletin Board lack the depth, liquidity, and orderliness necessary to maintain a liquid market.


         Eventually, we may apply for listing on the Nasdaq National Market or an exchange if we meet the listing qualifications and believe such listing to be in our best interest. There is no assurance that we will apply for or be accepted for listing within any particular period of time, if at all. The decisions of whether to apply for listing and which market or exchange we may apply to have not yet been made and remain wholly within our discretion.


         As of January 4, 2002, there were 1,331,234 shares of common stock outstanding held by approximately 346 shareholders of record. All of our currently issued and outstanding common stock was issued in the initial public offering of our wholly-owned subsidiary, The Bank of Georgia, which commenced in October 1999. The price per share in the initial public offering was $10.00. On August 16, 2001, the board of directors declared a 25% share dividend and each shareholder received one additional share of common stock for every four shares held of record on August 31, 2001 by that shareholder. All share and per share data has been adjusted to reflect the 25% share dividend. Prior to the offering, there has been no established or other active or liquid market for our common stock.

         The information presented above describes only those trades of which we are aware. These trades were one factor that we considered in determining the offering price. We also considered the price-to-book value of our stock, its historical lack of volatility, our capital needs, and our anticipated earnings, none of which may be relevant, much less determinative, of the present or future market value of our common stock. Therefore, we consider our determination of the offering price to be arbitrary. There is no assurance that either the offering price or the prices at which our stock has traded reflect the present or future value of our common stock.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends on our common stock. For the foreseeable future we do not intend to declare cash dividends. We intend to retain earnings to grow our business and strengthen our capital base. We have, however, paid stock dividends. Our ability to pay dividends is dependent on our receiving dividends from our bank subsidiary. See "Supervision and Regulation - The Bank of Georgia - Dividends" on page 40.

                                    DILUTION

         Dilution per share to new investors represents the amount per share paid by investors in this offering less the pro forma book value of the common stock immediately following the offering. Our net tangible book value as of September 30, 2001 was $10,993,686, or $8.26 per share of common stock. The formula for calculating net tangible book value per share is total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. After giving effect to the sale of all 800,000 shares of common stock in this offering, and our application of the estimated net proceeds as set forth under "Use of Proceeds," our adjusted net tangible book value as of September 30, 2001 would have been $20,851,186, or $9.78 per share. This amount represents an immediate increase in net tangible book value of $1.52 per share to existing shareholders and an immediate dilution of $2.72 per share to new investors. We illustrate this per share dilution in the following table:


Offering price per share                                             $     12.50
     Net tangible book value per share as of September 30, 2001... $ 8.26 Increase in net tangible book value per share attributable
     to new investors.............................................   $      1.52
Adjusted net tangible book value after the offering  .............   $20,851,186
                                                                     -----------
Dilution per share to new investors...............................   $      2.72
                                                                     ===========

      In the following table we summarize the number of shares of common stock we have sold prior to this offering and the number of shares we propose to sell in this offering, and the total cash consideration and average price per share paid by our existing shareholders and to be paid by new investors in this offering. This table reflects the 25% share dividend declared by our board of directors on August 16, 2001, and does not include the shares we are obligated to purchase from a former shareholder who dissented from the holding company formation.

                          Shares Purchased          Total Cash Consideration    Average Price
                         -----------------        ---------------------------   -------------
                         Number    Percent          Amount          Percent       Per Share
                         ------    -------          ------          -------       ---------
Existing shareholders.  1,331,234      62%   $   10,650,000              52%         $  8.00
New investors.........    800,000      38%   $   10,000,000              48%         $ 12.50
                                    ------       ----------           ------         -------
     Total............  2,131,234   100.0%   $   20,650,000           100.0%         $  9.69
                        =========   ======       ==========           ======         =======


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview


         Georgia Bancshares, Inc. is a Georgia corporation formed on December 21, 2000 to serve as the holding company for The Bank of Georgia, a Georgia state chartered bank incorporated on September 9, 1999. We commenced operations as The Bank of Georgia on February 18, 2000. On April 19, 2001, shareholders of The Bank of Georgia approved the reorganization of the bank into a holding company structure. Upon consummation of the reorganization on May 18, 2001, shares of the bank's common stock were exchanged for shares of the holding company's common stock. On July 9, 2001, we expanded our operations by opening our first branch in Newnan, Georgia.


         From the outset, we have conducted a community-oriented commercial and retail banking business focused on serving the banking needs of individuals and small-to medium-sized businesses. We have grown rapidly, increasing from $67.0 million in total assets at December 31, 2000 to $117.5 million in total assets at September 30, 2001. We enjoyed our first monthly profit in April 2000, our first quarterly profit in the second quarter of 2000, and we have been profitable each subsequent quarter through the date of this prospectus. We achieved cumulative profitability within our first year of operation with after tax net income of $13,702 for the period from February 22, 2000 through December 31, 2000. For the nine months ended September 30, 2001, our net income was $211,556.

         The following table sets forth selected measures of our financial performance for the periods indicated:

                                    Georgia Bancshares, Inc. The Bank of Georgia
                                       Nine Months Ended         Year Ended
                                       September 30, 2001     December 31, 2000
                                       ------------------     -----------------
                                          (Unaudited)             (Audited)
         Income Statement
             Total Revenues (1)....   $      2,407,379          $      1,901,609
             Net Income............            211,556                    13,702

         Balance Sheet
             Total Assets..........        117,472,087                67,025,375
             Total Loans(2)........         77,299,952                46,068,725
             Total Deposits........        105,047,849                53,271,748

              (1) Total revenue equals net interest income plus total
                  non-interest income.
              (2) Total loans reported net of loan loss reserve and unearned income.

         The following discussion contains our analysis of our financial condition and results of operations since opening The Bank of Georgia on February 22, 2000. Discussions of the periods prior to the consummation of the holding company formation on May 18, 2001 relate solely to operations of our bank. Analysis of the results presented should be made with an understanding of our short history. The following discussion should also be read in conjunction with our financial statements and related notes and the other financial data included elsewhere in this prospectus.

Analysis of the Fiscal Year Ended December 31, 2000 and the Nine Months Ended September 30, 2001

Results of Operations

         At December 31, 2000, we had total assets of $67.0 million. Loans, net of loan loss reserve and unearned income totaled $46.1 million. After deductions for interest expense and provision for loan losses, our net interest income was $1.4 million for the year ended December 31, 2000. Total deposits were $53.3 million at December 31, 2000. As of December 31, 2000, shareholders' equity was $11.0 million.

         During the first nine months of 2001, total assets increased $50.4 million, or 73.5%, when compared to December 31, 2000. The primary reasons for this increase in assets was due to an increase in loans of $31.2 million and securities available-for-sale of $11.3 million during the first nine months of 2001. Total deposits increased $51.8 million, or 97.2%, from the December 31, 2000 amount of $53.3 million. Shareholders' equity was $11.0 million at September 30, 2001.


         Net Income. For the year ended December 31, 2000, our net income was $13,702. We earned $1.8 million in net interest income and $77,190 in non-interest income in 2000, but these amounts were offset by non-interest expense of $1.4 million and by $237,043 in pre-opening expenses and salaries that were incurred prior to commencing operations on February 22, 2000. As of December 31, 2000, we were cumulatively profitable with after tax net income of $13,702.

         For the nine months ended September 30, 2001, our net income was $211,556 as compared to a net loss of $134,188 (which includes pre-opening expenses of $237,043) for the period from February 22, 2000 through September 30, 2000. The increase in net income reflects the commencement of our operations and our continued growth, as average earning assets increased to $90.7 million during the first nine months of 2001 from $21.4 million during the same period of 2000.

         Net Interest Income. Our primary source of revenue is net interest income, which is the difference between the income on interest-earning assets and expense on interest-bearing liabilities. Our net interest income totaled $1.8 million for the year ended December 31, 2000. Average earning assets were $27.2 million during 2000.

         During the first nine months of 2001, net interest income was $2.3 million as compared to $1.2 million during the same period of 2000. The net interest margin was 3.62% for the nine-month period ended September 30, 2001 compared to 7.34% for the same period of 2000.

         Average Balances, Income and Expenses and Rates. The following tables set forth, for the periods indicated, information related to our average balance sheet and average yields on assets and average rates paid on liabilities. We derived these yields or rates by dividing income or expense by the average balance of the corresponding assets or liabilities. We derived average balances from the daily balances throughout the periods indicated.


                Average Balances, Income and Expenses, and Rates

                                                                     For the year ended
                                                                     December 31, 2000
                                                        ---------------------------------------------

                                                           Average           Income/       Yield/
                                                           Balance           Expense        Rate
                                                           -------           -------       ------
Assets:
Federal funds sold and short term investments...     $      3,871,628   $      322,353      8.33%
Investment securities...........................            5,931,294          420,597      7.09%
Loans...........................................           19,550,334        2,343,315     11.98%
                                                           ----------        ---------  ---------
  Total earning assets..........................     $     29,353,256   $    3,086,265     10.51%
                                                           ==========        =========  =========

Liabilities:
Interest-bearing deposits.......................
    N.O.W.......................................     $      1,721,021   $       44,033      2.56%
    M.M.A.......................................            1,884,724           90,948      4.83%
    Savings.....................................              252,091            4,929      2.21%
    CD's........................................           14,431,835        1,049,079      6.80%
                                                           ----------        ---------  ---------
       Total interest-bearing deposits..........     $     18,289,671   $    1,188,989      6.50%
                                                           ==========        =========  =========
Other borrowings................................     $      1,071,268   $       72,857      6.80%
                                                            ---------           ------  ---------
    Total interest-bearing liabilities..........     $     19,360,938   $    1,261,846      6.52%
                                                           ==========        =========  =========

                                       14

Net interest spread.............................                                            3.99%
Net interest income/margin......................                        $    1,824,419      6.22%
                                                                                        =========



                Average Balances, Income and Expenses, and Rates

                                         For the nine months ended                  For the nine months ended
                                             September 30, 2001                         September 30, 2000
                                             ------------------                         ------------------

                                      Average       Income/       Yield/        Average         Income/      Yield/
                                      Balance       Expense        Rate         Balance         Expense       Rate
                                      -------       -------        ----         -------         -------       ----

Federal funds sold and short
term investments................  $   5,348,691   $    184,118      4.59%     $   4,024,865  $    264,033       8.76%

Investment securities...........     19,557,396        876,160      5.97%         3,898,290       200,929       6.88%

Net loans.......................     62,006,432      4,624,184      9.97%        13,515,071     1,269,931      12.55%
                                  -------------   ------------      ----      -------------  ------------      -----

   Total earning assets.........  $  86,912,519   $  5,684,402      8.72%     $  21,438,227  $  1,734,893      10.81%
                                  =============   ============      ====      =============  ============      =====


Interest-bearing deposits.......  $  72,239,752   $  3,284,306      6.08%     $  11,767,963  $    552,492       6.26%
Other borrowings................      2,573,740         95,103      4.94%           572,656        29,151       6.75%
                                  -------------   ------------      ----      -------------  ------------       ----
   Total interest-bearing
      liabilities...............  $  74,813,492   $  3,379,409      6.04%     $  12,340,620  $    581,643       6.28%
                                  =============   ============      ====      =============  ============       ====

Net interest spread.............                                    2.32%                                       4.53%
Net interest income/margin......                  $  2,304,993      3.39%                    $  1,153,250       7.17%
                                                  ============      ====                     ============

         Analysis of Changes in Net Interest Income. Net interest can also be analyzed in terms of the impact of changing rates and changing volume. The following table sets forth the effect which the varying levels of earning assets and interest-bearing liabilities and the applicable rates have had on changes in net interest income for the periods presented. The change in net interest income due to volume was calculated by multiplying the change in outstanding balances for the period reported by the new rate. We calculated the change in net interest income due to changes in rate by multiplying the original balances outstanding by the percentage change in rates for the period reported. No recognition of exemption from federal, state, or local taxation has been computed. Due to a declining interest rate environment, changes in rates have had a significant impact on net interest income. However, our rapid growth in a strong local economic environment has had a more important impact on net interest margin than interest rates. The change in net interest income has been affected primarily by increases in volume of both loans and deposits rather than changes in average rates.

                          Analysis of Changes in Net Interest Income

                                                       ---------------------------------------------------------------
                                                              Nine months ended September 30, 2001 versus 2000
                                                       ---------------------------------------------------------------
                                                               Volume                Rate             Net change

Federal Funds sold & short term investments........      $        45,562       $      (125,477)    $      (79,915)
Investment securities............................                701,553               (26,383)           675,170
Loans............................................              4,505,830            (1,151,576)         3,354,254
                                                       -----------------      ----------------     --------------
   Total earning assets..........................        $     5,252,945       $    (1,303,436)    $    3,949,509
                                                       =================      ================     ==============

Interest-bearing deposits........................        $     2,747,686       $       (15,872)    $    2,731,814
Other borrowings.................................                 87,280               (21,328)            65,952
                                                       -----------------      ----------------     --------------
   Total interest-bearing liabilities............        $     2,834,966       $       (37,200)    $    2,797,766
                                                       -----------------      ----------------     --------------

Net interest income..............................        $     2,417,979       $    (1,266,236)    $    1,151,743
                                                       =================      ================     ==============

         Interest Rate Sensitivity. A significant portion of our assets and liabilities are monetary in nature, and consequently they are very sensitive to changes in interest rates. This interest rate risk is our primary market risk exposure, and it can have a significant effect on our net interest income and cash flows. We review our exposure to market risk on a regular basis, and we manage the pricing and maturity of our assets and liabilities to diminish the potential adverse impact that changes in interest rates could have on our net interest income.

         We measure interest rate sensitivity "gap," which is the difference between the amount of interest-earning assets and interest-bearing liabilities, which either reprice or mature within a given period of time. The difference, or the interest rate repricing "gap," provides an indication of the extent to which an institution's interest rate spread will be affected by changes in interest rates. A gap is considered positive when the amount of interest-rate sensitive assets exceeds the amount of interest-rate sensitive liabilities, and it is considered negative when the amount of interest-rate sensitive liabilities exceeds the amount of interest-rate sensitive assets. We generally would benefit from increasing market interest rates when we have an asset-sensitive, or a positive, interest rate gap, and we would generally benefit from decreasing market interest rates when we have liability-sensitive, or a negative, interest rate gap. When measured on a "gap" basis, we are asset-sensitive over the cumulative one-year time frame as of December 31, 2000 and September 30, 2001. In the past 12 months, the Federal Reserve Board has lowered its discount rate a record 11 times. Due to our asset sensitive position, these interest rate cuts have contributed to a reduction in our net interest margin. Despite this decline in our net interest margin, we have continued to operate profitably on a month to month basis. We cannot predict whether the Federal Reserve Board will continue to reduce the discount rate in the future. However, gap analysis is not a precise indicator of our interest sensitivity position. The analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but we believe those rates are significantly less interest-sensitive than market-based rates such as those paid on non-core deposits.

         Net interest income is also affected by other significant factors, including changes in the volume and mix of interest-earning assets and interest-bearing liabilities. We perform asset/liability modeling to assess the impact of varying interest rates and the impact that balance sheet mix assumptions will have on net interest income. We attempt to manage interest rate sensitivity by repricing assets or liabilities, selling securities available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities that reprice in the same time interval helps us to hedge risks and minimize the impact on net interest income of rising or falling interest rates. We evaluate interest sensitivity risk and then formulate guidelines regarding asset generation and repricing, funding sources and pricing, and off-balance sheet commitments in order to decrease interest rate sensitivity risk.

         The following tables summarize the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2000 and September 30, 2001 that are expected to mature, prepay, or reprice in each of the future time periods shown. Except as stated in the following tables, the amount of assets or liabilities that mature or reprice during a particular period was determined in accordance with the contractual terms of the asset or liability. Adjustable rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed rate loans are included in the periods in which they are anticipated to be repaid based on scheduled maturities. We included our savings accounts and interest-bearing demand accounts (NOW and money market deposit accounts), which are generally subject to immediate withdrawal, in the "Three Months or Less" category, although historical experience has proven these deposits to be more stable over the course of a year.

                                   Interest Sensitivity Analysis
                                       December 31, 2000


                                                                     After three     After one but
                                                     Within three    but within       within five       After five
                                                       months       twelve months       years             years           Total
                                                    -------------   -------------   -------------     --------------    ------------
Assets
Earning assets:
 Federal funds sold and short term investments...   $  3,520,000   $          ---    $        ---     $        ---    $    3,520,000
 Investment securities ...........................     1,086,168              ---       2,443,662        5,220,132         8,749,962
 Loans ...........................................    20,429,066       13,749,391      12,271,839          177,163        46,627,459
                                                    ------------   --------------    ------------     ------------    --------------
    Total earnings assets.........................  $ 25,035,234       13,749,391      14,715,501     $  5,397,295        58,897,421
                                                    ============   ==============    ============     ------------    ==============

Liabilities
Interest-bearing liabilities
 Money market and NOW.............................  $  9,151,699   $          ---    $        ---     $        ---    $    9,151,699
 Regular savings deposits.........................       210,927              ---             ---              ---           210,927
 Time deposits....................................     2,864,612       18,029,829      19,135,046              ---        40,029,487
 Other borrowings.................................     2,500,000              ---             ---              ---         2,500,000
                                                    ------------   --------------
                                                                                     ------------     ------------    --------------
    Total interest-bearing liabilities............  $ 14,727,238   $   18,029,829    $ 19,135,046     $               $   51,892,113
                                                    ============   ==============    ============     ============    ==============

Period gap........................................  $ 10,307,996   $   (4,280,438)   $ (4,419,545)    $  5,397,295    $    7,005,308
Cumulative gap....................................  $ 10,307,996   $    6,027,558    $  1,608,013     $  7,005,308    $    7,005,308
Ratio of cumulative gap to total earning assets...         17.50%           10.23%           2.73%           11.89%



                                   September 30, 2001


                                                                       After three   After one but
                                                     Within three      but within     within five        After five
                                                       months         twelve months     years              years           Total
                                                    -------------     ------------- -------------      --------------   -----------
Assets
Earning assets:
 Federal funds sold and short term investments...  $  9,432,000     $         ---   $         ---    $         ---    $    9,432,000
 Investment securities...........................     3,710,155         1,704,451       2,787,292       15,204,553        23,406,451
 Loans...........................................    39,708,983        19,622,275      17,522,238          351,295        78,204,760
                                                   ------------     -------------   -------------    -------------    --------------
    Total earning assets.........................    52,851,108     $  21,326,725   $  20,309,530    $  16,555,848    $  111,043,211
                                                   ============     =============   =============    =============    ==============

Liabilities
Interest-bearing liabilities
 Money market and NOW............................  $ 13,629,334     $         ---   $         ---    $         ---    $   13,629,334
 Regular savings deposits........................       596,807               ---             ---              ---           596,807
 Time deposits...................................    10,248,817        33,167,842      40,033,035              ---        83,449,694
 Other borrowings................................           ---               ---             ---              ---               ---
                                                   ------------     -------------   -------------    -------------    --------------
    Total interest-bearing liabilities...........  $ 24,474,958     $  33,167,842   $  40,033,035    $                $   97,675,835
                                                   ============     =============   =============    =============    ==============

Period gap........................................ $ 28,376,150     $ (11,841,116)  $ (19,723,505)   $  16,555,848    $   96,817,070
Cumulative gap.................................... $ 28,376,150     $  16,535,034   $  (3,188,471)   $  13,367,377    $   13,367,376
Ratio of cumulative gap to total earning assets...         25.5%            14.89%          (2.87)%          12.04%


         Provision and Allowance for Loan Losses. We have established an allowance for loan losses through a provision for loan losses charged to expense. The allowance represents an amount which we believe will be adequate to absorb probable losses on existing loans that may become uncollectible. Our judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans, including consideration of such factors as the balance of impaired loans, changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and a review of specific problem loans. On a quarterly basis, we perform an analysis of the adequacy of the loan loss allowance. In addition, we obtain an independent external loan review on a quarterly basis. Both the internal and external review use an eight point grade system to rate the loan portfolio. The eight categories we use are 1-Excellent, 2-Good, 3-Fair, 4-Watch, 5-Special Mention, 6-Substandard, 7-Doubtful, 8-Loss. Each category of the allowance carries a specific allocation ranging from 1% of the loan balance to 100%. For example, a loan rated substandard will have a 15% allowance allocation. We adjust the amount of the allowance periodically based on changing circumstances and the internal and external reviews. Moreover, each loan is assigned a rating at origination and then reviewed annually by the loan officer. A majority of the loans are also reviewed annually during the independent external review. Except for the consumer portfolio, which is rated as a group, loans are rated individually. On a monthly basis, we also monitor concentrations of credit, particularly in the areas of acquisition and development and construction lending.

         Recognized losses are charged to the allowance for loan losses, while subsequent recoveries are added to the allowance. A loan is impaired when it is probable that we will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of expected payments, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices, or, for loans that are solely dependent on the collateral for repayment, the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

         In addition, regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses, and they may require us to record additions to the allowance based on their review of information available to them at the time of their examinations.

         We calculate the allowance for loan losses based on our gross loans. Because our bank did not have a historical loss ratio, we initially established an allowance of one percent. Since the opening of our bank in February 2000, we have periodically increased the allowance. At December 31, 2000, our allowance for possible loan losses was $455,000, or 1.0% of outstanding loans.

         At September 30, 2001, our allowance for possible loan losses was $900,000, or 1.2% of outstanding loans, compared to an allowance for possible loan losses of $300,000, or 1.0% of outstanding loans, at September 30, 2000. For the period ended September 30, 2001, we increased the allowance for possible loan losses by $445,000 over the December 31, 2000 allowance in order to keep pace with the $31.6 million growth of our loan portfolio during the period. The increase reflects our belief that the size of our loan portfolio is a component of overall risk. Our allowance for the year ended December 31, 2001 is expected to increase to approximately 1.4%.

         Due to our short operating history, we have not experienced significant changes in loan concentrations, quality, and terms. Since opening The Bank of Georgia on February 22, 2000, we have not charged-off any loans. In addition, we had no non-performing loans at December 31, 2000 or September 30, 2001. We made no changes in estimation methods or assumptions that affected our allowance. We also made no reallocations of the allowance among different parts of our portfolio or different elements of the allowance. Although we have not experienced any non-performing loans, we intend to increase the allowance for loan losses to 1.4% in 2002 and 1.5% in 2003 in response to a general weakening of the overall economy.

         We will discontinue accrual of interest on a loan when we conclude it is doubtful that we will be able to collect interest from the borrower. We will reach this conclusion by taking into account factors such as the borrower's financial condition, economic and business conditions, and the results of our previous collection efforts. Generally, we will place a delinquent loan in non-accrual status when the loan becomes 90 days or more past due. When we place a loan in non-accrual status, we will reverse all interest which has been accrued on the loan but remains unpaid, and we will deduct this interest from earnings as a reduction of reported interest income. We will not accrue any additional interest on the loan balance until we conclude the collection of both principal and interest is reasonably certain. At December 31, 2000, there were no loans which were 90 days or more past due, and we did not have any restructured loans. We did not have any non-accruing loans at December 31, 2000 or September 30, 2001.


         We do not include loans that are current as to principal and interest in our non-performing assets categories. However, we will still classify a current loan as a potential problem loan if we develop serious doubts about the borrower's future performance under the terms of the loan contract. We consider the level of potential problem loans in our determination of the adequacy of the allowance for loan losses. At December 31, 2000 and September 30, 2001, we did not have any loans we considered to be potential problem loans.

         The following table sets forth certain information with respect to our allowance for loan losses and the composition of charge-offs and recoveries for the year ended December 31, 2000, and for the nine months ended September 30, 2001.

                                       Allowance for Loan Losses
                                        (Dollars in Thousands)

                                                         December 31, 2000        September 30, 2001
                                                       ---------------------    -----------------------

   Average loans outstanding..........................       $     19,550           $      62,006
                                                             ============           =============
   Loans outstanding at period end....................       $     46,632           $      78,290
                                                             ============           =============
   Total non-performing loans.........................                  0                       0

   Beginning balance of allowance.....................       $          0           $         455
   Loans charged off:.................................                  0                       0
   Real Estate........................................                  0                       0
   Commercial.........................................                  0                       0
   Consumer...........................................                  0                       0
                                                             ------------           -------------
   Total loans charged off:...........................                                          0
   Recoveries:
         Real Estate..................................       $          0           $           0
         Commercial...................................                  0                       0
         Consumer.....................................                  0                       0
         Total recoveries.............................                  0                       0
                                                             ------------           -------------
   Net loans charged off..............................                  0                       0

   Provision for loan losses..........................                455                     445
                                                             ------------           -------------
   Balance at period end..............................       $        455           $         900
                                                             ============           =============

   Net charge-offs to average loans...................                  0%                     0%
   Allowance as a percent of total loans..............               0.98%                  1.15%
   Non-performing loans as a
   percentage of total loans..........................                  0%                     0%
                                                             ============           ============
   Non-performing loans as a
   percentage of allowance............................                  0%                     0%
   Ratio of net charge-offs to average gross loans
     outstanding during the period....................                  0%                     0%
                                                             ============           ============

         The following table sets forth certain information with respect to our allowance for loan losses by loan category and the percentage of loans in each category to total loans for the periods indicated. We believe that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of further losses and does not restrict the use of the allowance to absorb losses in any category.

                   Allocation of the Allowance for Loan Losses

--------------------------------------------------------------------------------
                                     As of                        As of
                               December 31, 2000           September 30, 2001
--------------------------- ------------------------     -----------------------
Residential
     Real estate........    $    319,410      70.2%   $    335,700       37.3%
     Construction.......          58,240      12.8%        425,700       47.3%
Commercial..............          65,520      14.4%        115,200       12.8%
Consumer................          11,830       2.6%         23,200        2.6%
                             -----------     -----     -----------      -----
Total allowance for
     loan losses........    $    455,000     100.0%   $    900,000      100.0%


Non-interest Income and Expense

         Non-interest Income. Non-interest income was $77,190 for the year ended December 31, 2000. Service fees on deposit accounts, the largest component of non-interest income, totaled $40,445 in 2000. Other income was $22,432 in 2000. Net gains on the sale of investment securities totaled $14,313 during 2000.


         Non-interest income was $102,856 for the first nine months of 2001 compared to $33,938 in the same period of 2000. Service fees on deposit accounts increased from $19,621 during the first nine months of 2000 to $75,878 during the same period in 2001. Other income increased to $26,333 during the nine month period ended September 30, 2001 from $14,317 during the same period of 2000. Both of these categories of non-interest income increased due to growth in the number of deposit accounts as well as increased fee-related activities of customers.


         Non-interest Expense. Total non-interest expense was $1.4 million for the period ended December 31, 2000. Salary and employee benefit expense totaled $779,364 in 2000. Depreciation expense was $67,336 in 2000 and other operating expenses were $583,127.

         Total non-interest expense for the nine months ended September 30, 2001 was $1.7 million, an increase of approximately $600,000, or 52.2%, from $1.1 million for the period ended September 30, 2000. This increase was primarily due to our growth in 2001 and also reflects nine full months of operations in 2001 as opposed to seven months and eight days of operations during the first nine months of 2000.


         Salaries and employee benefits increased $345,227, or 57.6%, during the nine months ended September 30, 2001 compared to same period during 2000. Salaries and employee benefits increased due to our rapid growth, which has required us to add additional employees to operate our main office and new branch office in Newnan, Georgia. Depreciation and amortization expense increased to $70,529 from $45,322. Data processing expense increased to $135,943 during the nine month period ended September 30, 2001 from $79,641 during the same period of 2000. Data processing fees increased due to the addition of new products such as Visa Check Cards and credit cards, the opening of a new branch in Newnan, Georgia, and the opening of an operations center to accommodate increased staff necessitated by our growth. Other expenses increased to $484,686 for the first nine months of 2001 compared to $383,483 for the same period of 2000.

Analysis of Financial Condition

         At December 31, 2000, total consolidated assets were $67.0 million. Out assets consisted primarily of federal funds sold of $3.5 million, net loans of $46.1 million, and securities available for sale of $12.2 million. Our liabilities at December 31, 2000 were $56.1 million, consisting primarily of deposits of $53.3 million. At December 31, 2000, total shareholders' equity totaled $11.0 million.


         Total consolidated assets increased by $50.4 million, or 75.3%, to $117.5 million during the nine months ended September 30, 2001. The increase was net generated primarily through a net increase in investment securities of $11.3 million, or 92.5%, a net increase in net loans of $31.2 million, or 67.8%, and a net increase in federal funds sold of $3.1 million, or 8.7%. At September 30, 2001, our assets consisted primarily of federal funds sold of $9.4 million, net loans of $77.3 million, and securities available for sale of $23.5 million. Total liabilities increased by $50.4 million, or 90%, to $106.5 million during the nine months ended September 30, 2001. At September 30, 2001, liabilities consisted primarily of deposits of $105.0 million. At September 30, 2001, shareholders' equity totaled $11.0 million.

         Loans. Loans are our largest category of earning assets and typically provide higher yields than our other types of earning assets. At December 31, 2000, earning assets consisted of $3.5 million in federal funds sold, $0.2 million in interest bearing deposits with other banks, $12.2 million in investment securities owned, $0.3 million in other investments (consisting of stock in The Bankers Bank and The Federal Home Loan Bank of Atlanta) and net loans (gross loans less the allowance for loan losses) totaling $46.1 million for total earning assets of $62.3 million. Net loans were 73.9% of earning assets. Average gross loans totaled $17.3 million during 2000 with a yield of 13.49%. Associated with loan yields are inherent credit and liquidity risks, which we attempt to control and counterbalance. The interest rates we charge on loans vary with the degree of risk and the maturity and amount of the loan. Competitive pressures, money market rates, availability of funds, and government regulations also influence interest rates.

         At September 30, 2001, net loans totaled $77.3 million, or 69.8% of earning assets of $110.8 million. As of September 30, 2000, net loans totaled $30.8 million, or 65.8% of earning assets of $46.8 million. Net loans at September 30, 2001 represented an increase of $46.5 million over September 30, 2000.

         Mortgage loans and construction and development loans constitute the principal components of our loan portfolio. For the year ended December 31, 2000, residential and non-residential/non-farm mortgage loans represented 70.2% of our portfolio, construction and development loans represented 12.8% of our portfolio, and non-real estate loans accounted for 17.1% of our loan portfolio. At September 30, 2001, residential and non-residential/non-farm mortgage loans represented 37.1% of our portfolio, construction and development loans represented 47.4% of our portfolio, and non-real estate loans totaled 15.5% of our portfolio.


         In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than loans for construction purposes, secured by real estate, regardless of the purpose of the loan. Most of our real estate loans are secured by residential or commercial property. We follow the common practice of financial institutions in our area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. Generally, we limit our loan-to-value ratio to 80%. Due to the short time our portfolio has existed, the current mix may not be indicative of the ongoing portfolio mix. We attempt to maintain a relatively diversified loan portfolio to help reduce the risk inherent in concentrations of collateral.

         The following table shows the composition of our loan portfolio by category at December 31, 2000 and September 30, 2001.

                                                      Composition of Loan Portfolio

                                                  December 31, 2000                   September 30, 2001

                                                                Percent                                 Percent
                                                  Amount        of Total            Amount             Of Total
                                                 --------      ---------          ---------           ----------

         Real estate - construction      $      5,972,000        12.8%      $     37,099,000             47.39%
         and land development..........
         Real estate - residential.....        18,698,000        40.1%             7,782,000              9.93%
         Real estate - non-farm and            14,014,000        30.1%            21,304,000             27.21%
         non-residential...............
         Commercial, financial and              6,720,000         14.4%           10,025,000              12.8%
         agricultural..................
         Consumer......................         1,227,000         2.64%            1,995,000              2.54%
         All other loans                            1,100         0.01%               91,000               0.2%
                                            -------------       ------                                   -----
         Loans, gross..................        46,632,100        100.0%           78,290,000             100.0%
                                                                ======                                   =====
         Deferred loan fees                      (108,375)                           (96,048)
         Allowance for possible losses           (455,000)                          (900,000)
                                            -------------                         ----------
         Loans, net....................  $     46,068,725                   $     77,299,952
                                            =============                         ==========



         The following table sets forth the maturity distribution, classified according to sensitivity to changes in interest rates, for selected components of our loan portfolio as of December 31, 2000. The information in this table is based on the contractual maturities of the individual loans, including loans, which may be subject to renewal at their contractual maturity. Renewal of these loans is subject to review and credit approval, as well as modification of terms upon their maturity. Actual repayments of loans may differ from maturities reflected above because borrowers may have the right to prepay obligations with or without prepayment penalties.

       Loan Maturity Schedule and Sensitivity to Changes in Interest Rates

                                December 31, 2000
                                                       After one but
                                One year or less     within five years     After five years          Total
                             -------------------------------------------------------------------------------
Commercial..................   $      5,055,506       $     1,664,494     $           0    $      6,720,000
Real estate.................         22,807,595             9,727,342           177,163          37,712,100
Construction................          5,972,000                     0                 0           5,972,000
Consumer....................            347,997               880,003                 0           1,228,000
                               ----------------       ---------------     -------------    ----------------

     Total..................   $     34,183,098       $    12,271,839     $     177,163    $     46,632,100
                               ================       ===============     =============    ================
Fixed Interest Rate.........   $      7,187,993       $    11,910,794     $     177,163    $     19,275,950

Variable Interest Rate......         26,995,105               361,045                 0          27,356,150
                               ----------------       ---------------     -------------    ----------------

     Total..................   $     34,183,098       $    12,271,839     $     177,163    $     46,632,100
                               ================       ===============     =============    ================

         Investment Securities. At December 31, 2000, our investment securities portfolio had a book value of $12.2 million, and a market value of $12.2 million, for an unrealized net gain of $19,140. At December 31, 2000, short-term investments totaled $1.0 million. These funds are generally invested in securities with maturities of less than one year.


         Total securities averaged $19.5 million in the first nine months of 2001 and totaled $23.5 million at September 30, 2001. In the same period of 2000, total securities averaged $3.9 million and totaled $10.3 million. At September 30, 2001, our total investment securities portfolio had a book value of $23.2 million, and a market value of $23.5 million, for a gross unrealized net gain of $320,083. We primarily invest in U.S. Government Agency and mortgage backed securities.

         The following table summarizes the carrying value of investment securities as of the indicated dates and the weighted-average yields of those securities at December 31, 2000 and September 30, 2001.



                                                                                      (Dollars in thousands)
                                                                         ------------------------------------------
                                                                           December 31, 2000     September 30, 2001
                                                                         ------------------------------------------

Securities of U.S. Government Agencies and Corporations................      $       5,373            $    5,603
Obligations of state and local governments.............................              1,946                 4,566
Mortgage-backed securities.............................................              4,897                13,350
                                                                             -------------            ----------

   Total Securities....................................................      $      12,216            $   23,519
                                                                             =============            ==========




                Investment Securities Portfolio Maturity Schedule
                             (Dollars in thousands)
December 31, 2000                                                                    Available-for-Sale
                                                                         Carrying
                                                                         Amount                       Yield  (1)
                                                                       ------------                  -----------

Securities of U.S. Government agencies and corporations due:
   Within one year.....................................................  $     969                     6.45%
   After one year but within five years................................      2,205                     7.21%
   After five years but within ten years...............................      1,217                     7.98%
   After ten years.....................................................        982                     7.66%
                                                                         ---------            --------------

Obligations of states and local governments due:
   Within one year.....................................................  $       0                        0%
   After one year but within five years................................          0                        0%
   After five years but within ten years...............................          0                        0%
   After ten years.....................................................      1,946                     8.14%
                                                                         ---------            --------------

Mortgage-backed securities.............................................
   Within one year.....................................................  $       0                        0%
   After one year but within five years................................        239                     7.01%
   After five years but within ten years...............................          0                        0%
   After ten years.....................................................      4,658                     7.14%
                                                                         ---------            --------------
Total  ................................................................  $  12,216
                                                                         ---------


(1) For tax-exempt securities, the tax equivalent yield has been calculated using an incremental rate of 34%.




                Investment Securities Portfolio Maturity Schedule
                             (Dollars in thousands)
September 30, 2001                                                                   Available-for-Sale
                                                                         Carrying
                                                                         Amount                       Yield  (1)
                                                                        ------------             ------------

Securities of U.S. Government agencies and corporations due:
   Within one year.....................................................  $           0                    0%
   After one year but within five years................................          1,877                 4.98%
   After five years but within ten years...............................            895                 5.97%
   After ten years.....................................................          2,828                 5.98%
                                                                         -------------           -----------

Obligations of states and local governments due:
   Within one year.....................................................  $           0                    0%
   After one year but within five years................................            351                 6.48%
   After five years but within ten years...............................            267                 6.10%
   After ten years.....................................................          3,948                 7.13%
                                                                         -------------           -----------

Mortgage-backed securities.............................................
   Within one year.....................................................  $           0                    0%
   After one year but within five years................................            220                 6.00%
   After five years but within ten years...............................          1,650                 6.79%
   After ten years.....................................................         11,480                 6.58%
                                                                         -------------           -----------
Total  ................................................................  $      23,519                 6.48%
                                                                         =============           ===========

(1) For tax-exempt securities, the tax equivalent yield has been calculated using an incremental rate of 34%.

Average Daily Deposits

         The following tables summarize our average daily deposits at the dates indicated. These totals include certificates of deposit $100,000 and over which at September 30, 2001 totaled $36.5 million. Of this total, scheduled maturities within three months were $2.3 million; within three to six months were $12.1 million; within six to 12 months were $6.0 million; and for maturities greater than 12 months were $16.2 million.

         At September 30, 2001, total deposits increased by $51.8 million, or 97.2%, from December 31, 2000. Expressed in percentages, noninterest-bearing deposits increased 72% and interest-bearing deposits increased 99.2%. For the same period, average non-interest-bearing deposits increased 112% and average interest-bearing deposits increased 294.9%.

                                    Deposits
                             (Dollars in thousands)

                                                       December 31, 2000                   September 30, 2001
                                                       -----------------                   ------------------
                                               Average Amount    Average Rate       Average Amount       Average Rate
                                                                     Paid                                    Paid

Noninterest-bearing demand
    Deposits........................           $       2,443         0%           $       5,188                  0%
Interest-bearing demand deposits....                   1,721      2.53%                   4,220               1.00%
Money market savings account........                   1,885      3.50%                   4,536               2.37%
Other savings account...............                     252      2.23%                     302               1.25%
Certificates of deposits............                  14,436      6.72%                  63,182               3.33%
                                               -------------                      -------------
Total deposits......................           $      20,737                      $      77,428
                                               =============                      =============

Return On Equity And Assets

         The following table shows the return on average assets (net income divided by average total assets), return on average equity (net income divided by average daily equity), and equity to assets ratio (average equity divided by average total assets) for the periods indicated. Since our inception, we have not paid cash dividends.

                                         December 31, 2000   September 30, 2001
                                        ------------------   ------------------
Return on average assets................              .04%           .38%
Return on average equity................              .15%          3.13%
Equity to assets ratio..................            16.37%          9.36%

Capital

         Total shareholders' equity increased from $10,971,738 at December 31, 2000 to $10,993,686 at September 30, 2001. This increase is primarily attributable to net income of $211,556 and unrealized gain on securities available for sale of $179,802 less an estimated stock repurchase obligation of $369,250. In addition, we declared a 25% share dividend in August 2001.

         We are subject to various regulatory capital requirements administered by our federal bank regulators. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. As long as we have less than $150 million in total assets, our capital levels are measured for regulatory purposes only at the bank level, not at the holding company level. Under these capital guidelines, we must maintain a minimum total risk-based capital ratio of 8%, with at least 4% being Tier 1 capital. Our Tier 1 capital consists of common shareholders' equity, although Tier 1 capital could also include other components, such as qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries. We are also required to maintain a minimum Tier 1 leverage ratio (Tier 1 capital to total average assets) of at least 4%. To be considered "well-capitalized," we must maintain total risk-based capital of at least 10%, Tier 1 capital of at least 6%, and a leverage ratio of at least 5%.

         We were considered to be "well capitalized" at the bank level for regulatory purposes at December 31, 2000, as our Tier 1 capital ratio was 16.3%, our total risk-based capital ratio was 26.3%, and our Tier 1 leverage ratio was 19.8%. We were also considered to be "well capitalized" at the bank level at September 30, 2001, as our Tier 1 capital ratio was 9.7%, our total risk-based capital ratio was 14.03%, and our Tier 1 leverage ratio was 12.98%.

Liquidity Management



         Liquidity is the ability to meet current and future obligations through liquidation or maturity of existing assets or the acquisition of additional liabilities. We manage both assets and liabilities to achieve appropriate levels of liquidity. Cash and federal funds sold are our primary sources of asset liquidity. These funds provide a cushion against short-term fluctuations in cash flow from both deposits and loans. Securities available-for-sale, which totaled $23.5 million at September 30, 2001, serve as a ready source of secondary liquidity. However, the availability of this source of funds is influenced by market conditions and the liquidation of securities may not always be the most desirable course of action.

         Individual and commercial deposits are our primary source of funds for banking activities. We obtain deposits from customers by offering competitive deposit rates and by offering deposit products that we believe are desired by our local market. We also access other deposits markets, including "brokered" or out of market deposits, when the local market does not provide sufficient funds to meet our loan demand and when interest rates on those deposits satisfy our asset-liability requirements.

         Our bank is a member of the Federal Home Loan Bank of Atlanta, and we are eligible to receive advances from the Federal Home Loan Bank, subject to its approval. Our bank has received and has repaid such advances in past. It is our practice to use such advances to meet short-term liquidity needs when appropriate, and to consider the use of longer term advances to fund loans.

         We also have arrangements with commercial banks for short-term unsecured "federal funds" advances of up to $4.05 million. At September 30, 2001, we had an unused line of credit with The Bankers Bank of $3 million and an unused line of credit with Compass Bank of $1.05 million. We believe that our liquidity sources are adequate to meet our operating needs.


Impact of Inflation and Changing Prices

         The financial statements and related financial data presented in this prospectus have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results in terms of historical dollars, without considering changes in relative purchasing power over time due to inflation. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than does the effect of inflation.

         While the effect of inflation on a bank is normally not as significant as its influence on those businesses that have large investments in plant and inventories, it does have an effect. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may not be the same. While interest rates have traditionally moved with inflation, the effect on income is diminished because both interest earned on assets and interest paid on liabilities vary directly with each other unless we are in a highly liability-sensitive position. Also, general increases in the price of goods and services will result in increased operating expenses.

                                    BUSINESS

General Overview


         Georgia Bancshares, Inc. was incorporated as a Georgia corporation on December 21, 2000 and became the holding company for The Bank of Georgia on May 18, 2001 following the consummation of a statutory share exchange. Our bank commenced operations on February 18, 2000 and conducts a community-oriented commercial and retail banking business, focusing on the needs of individuals and small- to medium-sized businesses in Peachtree City, the rest of Fayette County, and portions of Coweta County in Georgia. We completed our first year of operations on December 31, 2000 with over $67 million in total assets. In addition to our rapid growth, we achieved cumulative profitability within our first year of operation with after tax net income of over $13,000. On July 9, 2001, we opened our first branch office in Newnan, Georgia. We attribute our success to date to our location in a growing market area and our focus on attracting customers in our service area who prefer to conduct business with a locally owned and managed institution that demonstrates an active interest in its customers' business and personal financial affairs. Our main office is located at 2008 Highway 54 West, Fayetteville, Georgia.


Operating and Growth Strategy

         Our goal is to be the leading community bank in Fayette County and surrounding communities. We intend to achieve this goal by increasing asset size through internal growth and branch expansion, providing personalized service with a community focus, hiring, developing, and retaining high caliber and motivated employees, maintaining high asset quality, and offering our customers a variety of competitive products and services. These focus areas are intended to build long-term shareholder value.


       o Internal Growth and Branch Expansion. We have grown rapidly since opening the bank in February 2000. We intend to use the proceeds from this offering to support our continued growth by increasing our capital position to support loan growth, opening our new main office in Peachtree City, and by opening new branches. Although we have not completed any feasibility assessments or finalized any definitive plans for opening any new branches, we are constantly monitoring the market and evaluating branch expansion opportunities. Following the offering, we will continue to focus on acquiring market share by emphasizing our local management and decision-making and personal services.

        o Local Ownership and Management. Our officers and directors are well respected and well known in the community, and most of our common stock is owned by local residents. We believe that these parties' affiliation with our bank provides us with both a valuable customer base and an invaluable medium through which to personally market our products and services. Additionally, many large banks in our market area have experienced significant turnover in their account services areas. Conversely, we have hired and retained four highly qualified lending officers, each with a minimum of 15 years experience and significant loan customers in our market area. We believe that we have attracted and retained these highly qualified individuals because our loan approval process and management structure is more streamlined and efficient. These lending officers have direct contact with our executive officers and loan approval committees, and thus they can service our customer's needs faster, more efficiently, and at a lower cost than many larger and more bureaucratic institutions.


        o Personalized Service. We view banking as a service industry in which personal relationships can provide a competitive advantage. We will continue to focus on acquiring market share by emphasizing our local management and decision-making and personalized services. We strive to provide high service levels and maintain strong customer relationships. We seek customers who prefer to conduct business with a locally owned and managed institution that demonstrates an active interest in their business and personal financial affairs. We believe that by consistently providing high levels of service to customers who value that service, we develop and strengthen relationships that provide us with a competitive advantage over other financial institutions that are not as capable of making efficient independent decisions at a local level.

       o Community Focus. We approach banking with a community focus. We have located our existing offices in locations where we have strong ties to the community and where we believe there are significant opportunities for growth. In locating our future branches, we intend to focus on locations with similar demographics and we will consider such factors as traffic flow, proximity to business locations, proximity to growing residential areas, and other factors that we believe would favor deposit growth. We favor growth areas and areas in which there are opportunities to differentiate ourselves by providing customers with superior service.

       o Motivated Employees. We believe that the key to our success lies with our employees, because it is through our employees that we are able to provide our customers with the high level of service and attention that they have come to expect and deserve. To this end, we hire people who are familiar with the community and who are committed to providing a superior level of banking service to our customers. By selecting only knowledgeable and committed employees, we believe we can provide an unsurpassed level of customer service and satisfaction. We strive to develop, sustain the motivation of, and retain our employees through training, personal attention, recognition, and competitive compensation. We encourage and equip each employee to focus on the individual needs of our customers and to deliver the specific products and services that will best help these customers achieve their financial goals. We believe that our focus on employee retention and development has proved very successful. We have not lost an employee since our opening in February 2000.

       o High Asset Quality. We place a great deal of emphasis on maintaining high asset quality and believe that the outstanding asset quality experienced to date is principally due to the closeness of our senior management, lending officers, and directors to our customers and their significant knowledge of the communities in which they reside. Our ratio of net charge-offs to average loans for the year ended December 31, 2000 was 0%. We intend to continue to emphasize high asset quality.

       o Broad Range of Products and Services. We strive to provide our customers with a variety of competitive products and services while maintaining the timely response and personal service of a locally owned and managed bank. In addition to offering a full range of deposit services and commercial and retail lending products, we offer traditional products such as safe deposit boxes, ATM cards, and debit cards. We continue to evaluate opportunities to offer additional financial services in accordance with customer demand.

Deposit Products

         We offer a full range of deposit products that are typically available in most banks and savings and loan associations, including checking accounts, NOW accounts, savings accounts, and other time deposits of various types, ranging from daily money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are offered at rates competitive to those offered in our market area. In addition, we offer retirement account services, such as Individual Retirement Accounts (IRAs). All deposit accounts are insured by the FDIC up to the maximum amount allowed by law.

Other Banking Services


         Other bank services which are in place include drive up teller lanes and ATMs at each office and branch, safe deposit boxes, travelers checks, direct deposit of payroll and social security checks, and automatic drafts for various accounts. We are also a member of the STAR ATM networks. We believe that by being associated with a shared network of ATMs, we can better serve our customers and attract new customers who are accustomed to the convenience of using ATMs. We also offer our own credit and debit cards.

Lending Activities

         General. We emphasize a range of lending services, including real estate, commercial, and consumer loans to individuals and small businesses that are located, or conduct a substantial portion of their business, in the Fayette and Coweta County areas. The characteristics of our loan portfolio and our underwriting procedures, collateral types, risks, approval process and lending limits are discussed below. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations - Provision and Allowance for Loan Losses" on page 19 and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Analysis of Financial Condition -- Loans" on page 23.


         Real Estate Mortgage Loans. Real estate mortgage loans include residential real estate loans and non-farm and non-residential real estate loans. Real estate mortgage loans are defined as any loan secured by real estate, other than for construction purposes, regardless of the purposes of the loan. These loans are secured generally by first or second mortgages on residential or commercial property. As of September 30, 2001, real estate mortgage loans comprised 37.1% of out loan portfolio. .

         Commercial, Financial and Agricultural Loans. As of September 30, 2001 approximately 12.8% of our loan portfolio consisted of commercial, financial, and agricultural loans. These loans consist of secured and unsecured loans, lines of credit, and working capital loans. We make these loans to various types of businesses. Included in this category are loans to purchase equipment, finance accounts receivable or inventory, and loans made for working capital purposes. Generally, we secure our commercial loans with real estate instead of other business assets to provide greater security.

         Consumer Loans. As of September 30, 2001, consumer loans made up approximately 2.5% of our loan portfolio. These are loans made to individuals for personal and household purposes, such as secured and unsecured installment and term loans. Automobiles and small recreational vehicles are pledged as security for loans associated with their purchase.

         Real Estate Construction and Development Loans. As of September 30, 2001, the remaining 47.4% of our loan portfolio was composed of personal and commercial real estate construction and land development loans. These loans are secured by the real estate for which construction is planned.


         Underwriting Procedures, Collateral, and Risk. We use our established credit policies and procedures when underwriting each type of loan. Although there are minor variances in the characteristics and criteria for each loan type, which variances may require additional underwriting procedures, we generally evaluate borrowers using the following defined criteria:

     o Character - We evaluate whether the borrower has sound character and integrity by examining the borrower's history.
     o Capital - We evaluate the borrower's overall financial strength, as well as the equity investment in the asset being financed.
     o Collateral - We evaluate whether the collateral is adequate from the standpoint of quality, marketability, value and income potential.
     o   Capacity - We evaluate the borrower's ability to service the debt.
     o Conditions - We underwrite the credit in light of the effects of external factors, such as economic conditions and industry trends.

         It is our practice to obtain collateral for most loans to help mitigate the risk associated with lending. We generally limit our loan-to-value ratio to 80%. For example, we typically obtain a security interest in real estate for loans secured by real estate, including construction and development loans, and other commercial loans. For commercial loans, we typically obtain security interests in equipment and other company assets. For consumer loans used to purchase vehicles, we typically obtain appropriate title documentation. For secured loans that are not associated with real estate, or for which the mortgaged real estate does not provide an acceptable loan-to-value ratio, we obtain other available collateral such as stocks and bonds.

         Each type of loan carries a credit risk, simply defined as the potential that the borrower will not be willing or able to repay the debt. While real estate loans have various risks common to all types of loans, certain types of real estate loans have specific risk characteristics that vary according to the collateral type securing the loan and the terms and repayment sources for the loan. Real estate loans are all sensitive to fluctuations in the value of the real estate securing the loan. In addition, commercial real estate loans have risk that the primary source of repayment will be insufficient to service the debt. Construction and development real estate loans generally carry a higher degree of risk than long term financing of existing properties. These projects are usually dependent on the completion of the project on schedule and within cost estimates and on the timely sale of the property. Inferior or improper construction techniques, changes in economic conditions during the construction and marketing period, and rising interest rates which may slow the sale of the property are all risks unique to this type of loan. Residential mortgage loans, in contrast to commercial real estate loans, generally have longer terms and may have fixed or adjustable interest rates. Commercial loans primarily have risk that the primary source of repayment will be insufficient to service the debt. Often this occurs as the result of changes in local economic conditions or in the industry in which the borrower operates which impact cash flow or collateral value. Consumer loans, other than home equity loan products, are generally considered to have more risk than loans to individuals secured by first or second mortgages on real estate due to dependence on the borrowers employment status as the sole source of repayment. By following defined underwriting criteria as noted above, we can help to reduce these risks. Additionally we help to reduce the risk that the underlying collateral may not be sufficient to pay the outstanding balance by using appraisals or taking other steps to determine that the value of the collateral is adequate, and lending amounts based upon lower loan-to-value ratios. We control risks by reducing concentration of our loan portfolio in any one type of loan.

         Loan Approval and Review. Our loan approval policies provide for various levels of officer lending authority. When the amount of aggregate loans to a single borrower exceeds that individual officer's lending authority, the loan request is considered by an officer with a higher lending limit. Any loan in excess of this lending limit is approved by the directors' loan committee. We do not make any loans to any of our directors or executive officers unless the loan is approved by the board of directors of the bank and is made on terms not more favorable to such person than would be available to a person not affiliated with us.

         Lending Limits. Our lending activities are subject to a variety of lending limits imposed by federal law. While differing limits apply to certain loan types or borrowers, in general we are subject to a loan-to-one-borrower limit. These limits increase or decrease as our capital increases or decreases. Unless we sell participations in loans to other financial institutions, we are not able to meet all of the lending needs of loan customers requiring aggregate extensions of credit above these lending limits. Loans above our internal limit of $2 million but under our legal lending limit, which is approximately $2.6 million, are presented to our board of directors for board approval.

Marketing Opportunities

         We engage in a general commercial and retail banking business, emphasizing the needs of small- to medium-sized businesses, professional concerns, and individuals. Our primary service area presently encompasses Peachtree City, as well as the rest of Fayette County, and portions of Coweta County. Based on relationships with our lending officers, we have a secondary lending area in neighboring Henry and Clayton Counties.

         We intend to expand in Peachtree City and the rest of Fayette County because we believe the economy in this area will continue to grow and provide us with a favorable business climate. Peachtree City's median household income, household growth, population growth, and employment growth trends have consistently outpaced the rest of the State of Georgia. Peachtree City's population grew by over 65% to 31,580 people from 1990 through 2000. The population is highly educated and levels of affluence are increasing. In 2000, the median household income in Peachtree City was over $84,000 per year. This area benefits from its close proximity to Atlanta and Hartsfield International Airport. The largest employment sectors are transportation, manufacturing services, and retail trade. The majority of the manufacturing facilities are high technology industries.

         The growth trends in Fayette County are also significant. From 1990 through 2000, Fayette County's population grew by 48%. This percentage growth for the decade was 12th fastest in Georgia and 55th fastest in the nation. In 2000, Fayette County's population exceeded 91,000 people. Based on projections by the Governor's Office of Planning and Budget, Fayette County's population is expected to exceed 123,000 by 2010. In addition, the county continues to enjoy a low unemployment rate, which currently averages around 2.0% compared to a national average of approximately 5.4%.

         Coweta County also enjoys the distinction as one of the fastest growing counties in the State of Georgia and the nation. During the 1990s, Coweta County grew 66% from 53,853 people in 1990 to 89,215 people in 2000. In Georgia, Coweta County's growth rate was exceed only by Forsyth, Henry, Paulding, Dawson, Gwinnett, and Long Counties. According to the Governor's Office of Planning and Budget, the county's population will grow by over 42% during the next decade and top 126,000 by 2010. The primary employment sectors are services, durable goods manufacturing, and retail. The unemployment rate of approximately 3.2% is substantially below the national average.

Competition

         The banking business is highly competitive. We compete with other commercial banks, savings and loan associations, credit unions, and money market mutual funds operating in the Fayette and Coweta County area and elsewhere. As of June 30, 2000, there were 30 banking offices representing 14 financial institutions operating in Fayette County holding almost $1 billion in deposits. In Coweta County, there were 25 offices representing 8 financial institutions holding over $650 million in deposits. We believe that our community bank focus, with our emphasis on service to small- to medium-sized businesses, individuals, and professional concerns, gives us an advantage in these markets. Nevertheless, a number of these competitors are well established in the Fayette and Coweta County area. Most of them have substantially greater resources and lending limits than we have and offer services, such as extensive and established branch networks and trust services, that we do not currently provide. As a result of these competitive factors, we may have to pay higher rates of interest to attract deposits.

         The following table reflects our market share of deposits as of June 30, 2000 and 1999 in the Fayette County service area (based on figures reported by the financial institutions to the FDIC).


                                          Fayette County Market
                                                                                                 June 30,
                                                                                             2000 versus 1999
                                June 30, 2000                   June 30, 1999              Increase (decrease)
                          ---------------------------     ---------------------------   ---------------------------
                               Deposits    Percent of      Deposits       Percent         Amount         Percent
                                             Market                          Of
                                                                           Market
                                                             (Dollars in thousands)

--------------------------- ------------- ----------- --------------- ------------ ---------------- ----------
The Bank of Georgia.....         $21,941     2.21%      $       ---       ---            ---             ---
--------------------------- ------------- ----------- --------------- ------------ ---------------- ----------
Bank of America.........         200,477    20.21%          196,707     22.15%               3,770     1.92%
Wachovia................         162,104    16.34%          146,031     16.44%              16,073    11.01%
Regions Bank............         117,137    11.81%           97,065     10.93%              20,072    20.68%
Peachtree National Bank          115,660    11.66%          103,686     11.68%              11,974    11.55%
First Citizens Bank.....          92,760     9.35%           99,110     11.16%             (6,350)    (6.41%)
First Union ............          75,009     7.56%           81,138      9.14%             (6,129)    (7.56%)
Heritage Bank...........          67,256     6.78%           54,257      6.11%              12,999    23.96%
First Citizens Bank.....          50,507     5.09%           49,772      5.60%               1,507     3.03%
SouthTrust Bank.........          33,593     3.39%           32,864      3.70%                 735     2.24%
SunTrust Bank...........          33,421     3.37%           26,055      2.93%               7,366    28.27%
Southern Community Bank.          14,382     1.45%              ---       ---                  ---       ---
Talbot State Bank.......           5,482     0.55%              ---       ---                  ---       ---
Fairburn Banking Company           2,457     0.25%            1,414      0.16%               1,043    73.77%
                                   -----                -----------                   ------------
   Total................    $    992,186                $   888,099                   $     63,060
                            ============                ===========                   ============

----------

        The following table provides a summary of the market share of deposits as of June 30, 2000 and 1999 in the Coweta County service area (based on figures reported by the financial institutions to the FDIC). Because we did not open our branch office until July 9, 2001, The Bank of Georgia is not reflected in the table.

                                          Coweta County Market

                                                                                                 June 30,
                                                                                             2000 versus 1999
                                June 30, 2000                   June 30, 1999              Increase (decrease)
                          ---------------------------     ---------------------------   ---------------------------
                               Deposits    Percent of      Deposits       Percent         Amount         Percent
                                             Market                          of
                                                                           Market
                                                             (Dollars in thousands)
----------------------------- ------------- ----------- --------------- ------------ ---------------- --------------
The Bank of Georgia.....     $          --       --     $          ---       ---            $   ---       ---
----------------------------- ------------- ----------- --------------- ------------ ---------------- --------------
Bank of Coweta .........           188,319    28.27%           168,838    27.40%              19,481    11.54%
First Citizens Bank.....           124,838    18.74%           118,742    19.27%               6,096     5.13%
Bank of America.........            94,707    14.22%            96,021    15.58%              (1,314)   (1.37%)
First Union ............            88,324    13.26%            84,443    13.71%               3,881     4.60%
Regions Bank............            73,799    11.08%            78,843    12.80%              (5,044)   (6.40%)
Century South Bank of
Central Georgia.........            53,699     8.06%            32,954     5.35%              20,745    62.95%
Farmers and Merchants
Community Bank..........            33,699     5.06%            36,302     5.89%              (2,603)   (7.17%)
Newnan Coweta Bank......             8,670     1.30%               ---      ---                  ---      ----
                                ----------                  ----------                       -------
   Total................      $    666,055              $      616,143                      $ 49,912
                                ==========                  ==========                       =======

Properties


         Our principal executive offices are located at 2008 Highway 54 West, Fayetteville, Georgia 30214. Our telephone number is (770) 631-1114. Our existing full-service branch is located at 471 U.S. Highway 29, Newnan, Georgia 30263. We lease our principal executive offices and own the 876 square foot branch in Newnan. We also own a 2.1 acre tract of land in Peachtree City, Georgia where we intend to construct our new main office. We anticipate completing construction by the end of 2002 for an estimated cost of $1.6 million.


Employees

         As of October 31, 2001, we had 22 full-time employees and 2 part-time employees. None of our employees is covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

Legal Proceedings

         In the ordinary course of operations, we are a party to various legal proceedings from time to time. We do not believe that there is any pending or threatened proceeding against us, which, if determined adversely, would have a material effect on our business, results of operations, or financial position.

                           SUPERVISION AND REGULATION

         We are subject to extensive state and federal banking laws and regulations which impose specific requirements or restrictions on, and provide for general regulatory oversight of, virtually all aspects of operations. These laws and regulations are generally intended to protect depositors, not shareholders. The following summary is qualified by reference to the statutory and regulatory provisions discussed. Changes in applicable laws or regulations may have a material effect on our business and prospects. Our operations may be affected by legislative changes and the policies of various regulatory authorities. We cannot predict the effect that fiscal or monetary policies, economic control, or new federal or state legislation may have on our business and earnings in the future.

Gramm-Leach-Bliley Act

         The Gramm-Leach-Bliley Act, previously known as the Financial Services Modernization Act of 1999, was signed into law on November 12, 1999. Among other things, the Act repeals the restrictions on banks affiliating with securities firms contained in sections 20 and 32 of the Glass-Steagall Act. The Act also permits bank holding companies that become financial holding companies to engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking, and insurance company portfolio investment activities. The Act also authorizes activities that are "complementary" to financial activities.

         The Act is intended, in part, to grant to community banks certain powers as a matter of right that larger institutions have accumulated on an ad hoc basis. Nevertheless, the Act may have the result of increasing the amount of competition that we face from larger institutions and other types of companies. In fact, it is not possible to predict the full effect that the Act will have on us. From time to time other changes are proposed to laws affecting the banking industry, and these changes could have a material effect on our business and prospects.

         The Gramm-Leach-Bliley Act also contains provisions regarding consumer privacy. These provisions require financial institutions to disclose their policy for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing personal financial information with nonaffiliated third parties except for third parties that market an institution's own products and services. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing, or other marketing to the consumer.

Georgia Bancshares, Inc.

         Because our holding company, Georgia Bancshares, Inc., owns the outstanding capital stock of our bank, our holding company is a bank holding company under the federal Bank Holding Company Act of 1956 and the Financial Institutions Code of Georgia.

         The Bank Holding Company Act. Under the Bank Holding Company Act, our holding company is subject to periodic examination by the Federal Reserve and required to file periodic reports of its operations and any additional information that the Federal Reserve may require. Our activities at the holding company level are limited to:

o        banking and managing or controlling banks;
o        furnishing services to or performing services for its subsidiaries; and
o engaging in other activities that the Federal Reserve determines to be so closely related to banking and managing or controlling banks as to be a proper incident thereto.

         Investments, Control, and Activities. With certain limited exceptions, the Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

o        acquiring substantially all the assets of any bank;

o acquiring direct or indirect ownership or control of any voting shares of any bank if after the acquisition it would own or control more than 5% of the voting shares of such bank (unless it already owns or controls the majority of such shares); or
o        merging or consolidating with another bank holding company.

         In addition, and subject to certain exceptions, the Bank Holding Company Act and the Change in Bank Control Act require Federal Reserve approval prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more, but less than 25%, of any class of voting securities and either Georgia Bancshares, Inc. has registered securities under Section 12 of the Securities Exchange Act of 1934 or no other person owns a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to challenge the rebuttable control presumption.

         Under the Bank Holding Company Act, a bank holding company is generally prohibited from engaging in, or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in nonbanking activities unless the Federal Reserve Board, by order or regulation, has found those activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the activities that the Federal Reserve Board has determined by regulation to be proper incidents to the business of a bank holding company include:

o        making or servicing loans and certain types of leases;
o        engaging in certain insurance and discount brokerage activities;
o        performing certain data processing services;
o acting in certain circumstances as a fiduciary or investment or financial adviser;
o        owning savings associations; and
o making investments in certain corporations or projects designed primarily to promote community welfare.

         The Federal Reserve Board imposes certain capital requirements on our holding company under the Bank Holding Company Act, including a minimum leverage ratio and a minimum ratio of "qualifying" capital to risk-weighted assets. These requirements are described below under "Capital Regulations." Subject to capital requirements and certain other restrictions, our holding company is able to borrow money to make a capital contribution to our bank, and these loans may be repaid from dividends paid from our bank to our holding company. Our ability to pay dividends will be subject to regulatory restrictions as described below in "The Bank of Georgia- Dividends." Our holding company is also able to raise capital for contribution to our bank by issuing securities without having to receive regulatory approval, subject to compliance with federal and state securities laws. As a bank holding company registered under the Financial Institutions Code of Georgia, we must provide the Georgia Department of Banking and Finance with information regarding the financial, management, and operating condition of our holding company and bank.

         Source of Strength; Cross-Guarantee. In accordance with Federal Reserve Board policy, our holding company is expected to act as a source of financial strength to our bank and to commit resources to support our bank in circumstances in which our holding company might not otherwise do so. Under the Bank Holding Company Act, the Federal Reserve Board may require a bank holding company to terminate any activity or relinquish control of a nonbank subsidiary, other than a nonbank subsidiary of a bank, upon the Federal Reserve Board's determination that such activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or nonbank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition.

The Bank of Georgia

         Our bank, The Bank of Georgia, operates as a Georgia state bank incorporated under the laws of the State of Georgia and subject to examination by the Georgia Department of Banking and Finance. Deposits in the bank are insured by the FDIC up to a maximum amount, which is generally $100,000 per depositor subject to aggregation rules.

         The Georgia Department of Banking and Finance and the FDIC regulate or monitor virtually all areas of our bank's operations, including:

         o        security devices and procedures;
         o        adequacy of capitalization and loss reserves;
         o        loans;
         o        investments;
         o        borrowings;
         o        deposits;
         o        mergers;
         o        issuances of securities;
         o        payment of dividends;
         o        interest rates payable on deposits;
         o        interest rates or fees chargeable on loans;
         o        establishment of branches;
         o        corporate reorganizations;
         o        maintenance of books and records; and
         o adequacy of staff training to carry on safe lending and deposit gathering practices.

         The Georgia Department of Banking and Finance and the FDIC require banks to maintain certain capital ratios, impose limitations on banks' aggregate investment in real estate, bank premises, and furniture and fixtures, require banks to prepare quarterly reports on their financial condition, and require banks to conduct annual audits of their financial affairs in compliance with its minimum standards and procedures.

         Under the FDIC Improvement Act, all insured institutions must undergo regular on-site examinations by their appropriate banking agency. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate agency against each institution or affiliate as it deems necessary or appropriate. Insured institutions are required to submit annual reports to the FDIC, and their state supervisor when applicable. The FDIC Improvement Act directs the FDIC to develop a method for insured depository institutions to provide supplemental disclosure of the estimated fair market value of assets and liabilities, to the extent feasible and practicable, in any balance sheet, financial statement, report of condition, or any other report of any insured depository institution. The FDIC Improvement Act also requires the federal banking regulatory agencies to prescribe, by regulation, standards for all insured depository institutions and depository institution holding companies relating, among other things, to the following:

         o        internal controls;
         o        information systems and audit systems;
         o        loan documentation;
         o        credit underwriting;
         o        interest rate risk exposure; and
         o        asset quality.

         Deposit Insurance. The FDIC has adopted a risk-based assessment system for determining an insured depository institution's insurance assessment rate. The system takes into account the risks attributable to different categories and concentrations of assets and liabilities. An institution is placed into one of three capital categories: (1) well capitalized; (2) adequately capitalized; or
(3) undercapitalized. The FDIC also assigns an institution to one of three supervisory subgroups, based on the FDIC's determination of the institution's financial condition and the risk posed to the deposit insurance funds. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup. In addition, the FDIC imposes assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry.

         The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

         Transactions With Affiliates and Insiders. Our bank is subject to the provisions of Section 23A of the Federal Reserve Act, which place limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The aggregate of all covered transactions is limited in amount, as to any one affiliate, to 10% of our bank's capital and surplus and, as to all affiliates combined, to 20% of our bank's capital and surplus. Furthermore, within the foregoing limitations as to amount, each covered transaction must meet specified collateral requirements. Compliance is also required with certain provisions designed to avoid the taking of low quality assets.

         Our bank is also be subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. Our bank is subject to certain restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit
(1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (2) must not involve more than the normal risk of repayment or present other unfavorable features.

         Dividends. Georgia state law and the Georgia Department of Banking and Finance limit a state bank's ability to declare and pay dividends. A dividend may only be paid if: (i) the bank's dividend does not exceed 50% of the previous calendar year's net profit, after taxes, but before dividends; (ii) the bank's dividend is paid out of the retained earnings of the bank; (iii) the bank's total assets do not exceed 80% of Tier 1 capital plus the allowance for loan losses; and (iv) the ratio of Tier 1 capital to adjusted total assets of the bank is greater than or equal to 6%.

         Branching. Under current Georgia law, our bank may open branch offices throughout Georgia with the prior approval of the Georgia Department of Banking and Finance. In addition, with prior regulatory approval, our bank may acquire existing branch operations in Georgia.

         Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the FDIC shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate income neighborhoods. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on the bank. Under the Gramm-Leach-Bliley Act, banks with aggregate assets of not more than $250 million will be subject to a Community Reinvestment Act examination only once every 60 months if the bank receives an outstanding rating, once every 48 months if it receives a satisfactory rating, and as needed if the rating is less than satisfactory. Additionally, under the Gramm-Leach-Bliley Act, banks are required to publicly disclose the terms of various Community Reinvestment Act-related agreements.

         Other Regulations. Interest and certain other charges collected or contracted for by our bank are subject to state usury laws and certain federal laws concerning interest rates. The bank's loan operations are also subject to certain federal laws applicable to credit transactions, such as:

         o the federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

         o the Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;
         o the Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed, or other prohibited factors in extending credit;
         o    the Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;
         o    the Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and
         o    the rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The deposit operations of our bank also are subject to:

         o the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records; and
         o the Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve Board to implement that act, which governs automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

         Capital Regulations. The FDIC and the Georgia Department of Banking and Finance have adopted risk-based capital guidelines for banks and bank holding companies that are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and account for off-balance sheet items. The guidelines are minimums, and the regulators have noted that banks and bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios in excess of the minimums. We have not received any notice indicating that either our bank or our holding company is subject to higher capital requirements. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 8% must be Tier 1 capital. Tier 1 capital includes common shareholders' equity, qualifying perpetual preferred stock, and minority interests in equity accounts of consolidated subsidiaries, but excludes goodwill and most other intangibles and excludes the allowance for loan and lease losses. Tier 2 capital includes the excess of any preferred stock not included in Tier 1 capital, mandatory convertible securities, hybrid capital instruments, subordinated debt and intermediate term-preferred stock, and general reserves for loan and lease losses up to 1.25% of risk-weighted assets.

         Under these guidelines, banks' and bank holding companies' assets are given risk-weights of 0%, 20%, 50%, or 100%. In addition, certain off-balance sheet items are given credit conversion factors to convert them to asset equivalent amounts to which an appropriate risk-weight applies. These computations result in the total risk-weighted assets. Most loans are assigned to the 100% risk category, except for first mortgage loans fully secured by residential property and, under certain circumstances, residential construction loans, both of which carry a 50% rating. Most investment securities are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% rating, and direct obligations of or obligations guaranteed by the United States Treasury or United States Government agencies, which have a 0% rating.

         The federal bank regulatory authorities have also implemented a leverage ratio, which is equal to Tier 1 capital as a percentage of average total assets less intangibles, to be used as a supplement to the risk-based guidelines. The principal objective of the leverage ratio is to place a constraint on the maximum degree to which a bank holding company may leverage its equity capital base. The minimum required leverage ratio for top-rated institutions is 3%, but most institutions are required to maintain an additional cushion of at least 100 to 200 basis points.

         The FDIC Improvement Act established a new capital-based regulatory scheme designed to promote early intervention for troubled banks which requires the FDIC to choose the least expensive resolution of bank failures. The new capital-based regulatory framework contains five categories of compliance with regulatory capital requirements, including "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To quality as a "well capitalized" institution, a bank must have a leverage ratio of no less than 5%, a Tier 1 risk-based ratio of no less than 6%, and a total risk-based capital ratio of no less than 10%, and the bank must not be under any order or directive from the appropriate regulatory agency to meet and maintain a specific capital level. Currently, we qualify as "well capitalized."

         Under the FDIC Improvement Act regulations, the applicable agency can treat an institution as if it were in the next lower category if the agency determines (after notice and an opportunity for hearing) that the institution is in an unsafe or unsound condition or is engaging in an unsafe or unsound practice. The degree of regulatory scrutiny of a financial institution increases, and the permissible activities of the institution decreases, as it moves downward through the capital categories. Institutions that fall into one of the three undercapitalized categories may be required to do some or all of the following:

        o     submit a capital restoration plan;
        o     raise additional capital;
        o restrict their growth, deposit interest rates, and other activities;
        o     improve their management;
        o     eliminate management fees; or
        o     divest themselves of all or a part of their operations.

         These capital guidelines can affect us in several ways. If we grow at a rapid pace, our capital may be depleted too quickly, and a capital infusion from our holding company may be necessary which could impact our ability to pay dividends. Our capital levels currently are adequate; however, rapid growth, poor loan portfolio performance, poor earnings performance, or a combination of these factors could change our capital position in a relatively short period of time. If we fail to meet these capital requirements, our bank would be required to develop and file a plan with its primary federal banking regulator describing the means and a schedule for achieving the minimum capital requirements. In addition, our bank would generally not receive regulatory approval of any application that requires the consideration of capital adequacy, such as a branch or merger application, unless our bank could demonstrate a reasonable plan to meet the capital requirement within a reasonable period of time. Bank holding companies controlling financial institutions can be called upon to boost the institutions' capital and to partially guarantee the institutions' performance under their capital restoration plans.

         Enforcement Powers. The Financial Institution Reform Recovery and Enforcement Act expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain "institution-affiliated parties." Institution-affiliated parties primarily include management, employees, and agents of a financial institution, as well as independent contractors and consultants such as attorneys and accountants and others who participate in the conduct of the financial institution's affairs. These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,000,000 a day for such violations. Criminal penalties for some financial institution crimes have been increased to 20 years. In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties. Possible enforcement actions include the termination of deposit insurance. Furthermore, banking agencies' power to issue cease-and-desist orders were expanded. Such orders may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications, or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate.

         Effect of Governmental Monetary Policies. Our earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve

Bank's monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve Board have major effects upon the levels of bank loans, investments and deposits through its open market operations in United States government securities, and through its regulation of the discount rate on borrowings of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature or impact of future changes in monetary and fiscal policies.

         Proposed Legislation and Regulatory Action. New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations, and competitive relationship of the nation's financial institutions. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

                                   MANAGEMENT

Executive Officers and Directors of Georgia Bancshares, Inc.

         The following sets forth certain information about our executive officers and directors. Our articles of incorporation provide for a classified board of directors, so that, as nearly as possible, one-third of the directors are elected each year to serve three-year terms. The terms of office of the classes of directors expire as follows: Class I at the 2004 annual meeting of shareholders, Class II at the 2002 annual meeting of shareholders, and Class III at the 2003 annual meeting of shareholders. Our executive officers serve at the discretion of the board of directors. Each director is also a director of The Bank of Georgia.

  Name                    Age   Position with the Company
  ----                    ---   -------------------------

  Arlie C. Aukerman        80   Director
  Joseph S. Black          54   Director, Vice Chairman of the Board
  Rick A. Duncan           49   Director, Executive Vice President and Senior
                                Loan Officer of the bank
  Dale K. Geeslin          45   Director, Secretary
  Malcolm R. Godwin        46   Director, Executive Vice President of the bank
  William R. Hancock, Jr.  45   Director
  Clyde A. McArthur        46   Chief Financial Officer and Senior Vice
                                President of the bank
  Vincent M. Rossetti      48   Director
  Donnie H. Russell        58   Director
  Thomas G. Sellmer        51   Director
  Ira P. Shepherd, III     53   Director, President and Chief Executive Officer
  Enrico A. Stanziale      61   Director, Chairman of the Board
  James H. Webb, Jr.       55   Director


         Arlie C. Aukerman, Class I director since our formation in 2001, was the chairman and president of A.C. Aukerman Company, a construction firm located in Lovejoy, Georgia from 1950 until his retirement in 1993. He was a director of Fayette County Bank from 1989 until 1999. Mr. Aukerman has been a director of The Bank of Georgia since 1999.

         Joseph S. Black, Class I director since our formation in 2001, serves as the vice chairman of the board of the bank and our company. Mr. Black has been the president and chief executive officer of Pathway Communities, Inc. (formerly Peachtree Development Corporation), a real estate development company located in Peachtree City, Georgia since 1991. Mr. Black formerly served as a director and secretary of Fayette County Bank from 1989 until 1999. Mr. Black is a 1969 graduate of North Carolina State University. He serves his community through his involvement as an executive board member of the Flint River Boy Scouts Council, a member of the Newnan-Coweta Chamber of Commerce, and a life member of the Fayette County Chamber of Commerce. Mr. Black has been a director of The Bank of Georgia since 1999.

         Rick A. Duncan, Class I director since our formation in 2001, serves as our senior loan officer and one of our executive vice presidents of the bank. Mr. Duncan has 21 years of banking experience in lending and credit administration. Mr. Duncan began his career with The Citizens & Southern National Bank of Clayton County in 1978, and he subsequently served as vice president and commercial loan officer with Tara State Bank in Riverdale, Georgia from 1983 to 1995. In 1995, Mr. Duncan joined Fayette County Bank in Peachtree City, Georgia where he served as senior vice president of lending and as a director until May 1999, when he left to join The Bank of Georgia. Mr. Duncan received a B.A. degree in 1975 from West Georgia College and is a graduate of the School of Banking of the South (LSU). Mr. Duncan currently serves as a life member of the board of the Fayette County Heart Association. Mr. Duncan has been a director of The Bank of Georgia since 1999.

         Dale K. Geeslin, Class I director since our formation in 2001, serves as our secretary. Mr. Geeslin has been a partner in the certified public accounting firm of Geeslin, Cordle, Johnson & Wetherington, LLP since

May 1988. Mr. Geeslin graduated from Auburn University in 1981 with a BSBA in accounting. He has served as Finance Committee Chairman of the First Baptist Church of Peachtree City, Chairman of the Peer Review Executive Committee of the Georgia Society of CPA's, and Co-Chairman of Fayette County Ducks Unlimited. Mr. Geeslin has been a director of The Bank of Georgia since 1999.

         Malcolm R. Godwin, Class II director since our formation in 2001, serves as one of our executive vice presidents of the bank. Mr. Godwin most recently served as the executive vice president and as a director of Fayette County Bank in Peachtree City, Georgia from 1995 until his resignation in February 1999, when he left to join The Bank of Georgia. Mr. Godwin previously served as the senior vice president and senior lending officer of Peachtree National Bank from 1989 until 1995 and as vice president of Wachovia Bank in Atlanta, Georgia from 1981 until 1989. He graduated from Georgia State University in 1977. Mr. Godwin has served as a member of the Tyrone Development Authority and Zoning and Planning Commission. Mr. Godwin has been a director of The Bank of Georgia since 1999.

         William R. Hancock, Jr., Class II director since our formation in 2001, has been a partner in the law firm of Glover & Davis, P.A., in Peachtree City, Georgia since 1990, and a partner in F&H Investment Company, a Peachtree City real estate firm, since 1997. Mr. Hancock served on the advisory board of First Union National Bank from 1995 until 1999. He graduated from the Furman University in l978 and the University of Georgia School of Law in 1981. Mr. Hancock served as the Chairman of the City of Newnan Development Authority and is a member of the board of directors of Newnan Hospital. Mr. Hancock has been a director of The Bank of Georgia since 1999.

         Clyde A. McArthur, is the chief financial officer and a senior vice president of our bank. From 1998 until he joined our bank in January of 2000, Mr. McArthur served as chief financial officer of The Bank of Newnan/Regions Newnan. He also served as the chief financial officer of Century Bank & Trust located in Milledgeville, Georgia from 1994 to 1998. Mr. McArthur graduated from Kennesaw State University in 1984 with a B.S. degree in Accounting.

         Vincent M. Rossetti, Class II director since our formation in 2001, is the president of Ravin Homes, Inc., a residential home building company in Peachtree City, Georgia where he has been employed since 1982. Mr. Rossetti is also the manager of MiRome, LLC, a real estate company that owns and manages office buildings. He graduated from Towson State University in 1977 with a degree in business/economics. Mr. Rossetti served on the Board of Trustees of Peachtree Regional Hospital and was President of the Mid-West Georgia Homes Builders Association. He currently volunteers as a member of the board of directors of the Fayette County Family YMCA. Mr. Rossetti has been a director of The Bank of Georgia since 1999.

         Donnie H. Russell, Class II director since our formation in 2001, has been the owner and president of Parham Industries, Inc., a manufactured housing sales company, since 1968. Mr. Russell is also a director and part-owner of Signal Homes, a manufactured home production company founded in 1997. He has been very active in the community banking market. He was an organizer and director of both Fayette County Bank in Peachtree City and Commerce Bank in Atlanta, Georgia. Mr. Russell graduated from Auburn University in 1967. Mr. Russell has been a director of The Bank of Georgia since 1999.

         Thomas G. Sellmer, Class III director since our formation in 2001, has been the owner of Sellmer Property Management, a real estate management and investment company, since its formation in 1993. Mr. Sellmer is also involved in numerous real estate ventures throughout Fayette County. He was the vice president of Southern Screen & Embroidery, Inc. prior to starting Sellmer Property Management. Mr. Sellmer graduated from the University of Tennessee in 1972. Mr. Sellmer has been a director of The Bank of Georgia since 1999.

         Ira "Pat" Shepherd, Class III director since our formation in 2001, serves as our chief executive officer and president. Mr. Shepherd has over 30 years of experience in the financial services industry and was most recently employed as the chief executive officer and president of Fayette County Bank in Peachtree City, Georgia where he was employed from 1989 until 1999 when he left to join our bank. He served as the vice president and senior lending officer for Peachtree National Bank from 1986 until 1989 and as the vice president of First National Bank of Newnan from 1970 until 1986. Mr. Shepherd received his B.B.A. degree in banking and finance from the University of Georgia in 1970 and graduated from the Louisiana State University graduate school of banking in 1990. He has lived in the Peachtree City area for over 15 years. He was a former board member of Sales and Marketing of the Mid-West Georgia Homebuilders Association and has served as a member of the Peachtree City Kiwanis Club. Mr. Shepherd was the State Treasurer of Georgia Ducks Unlimited and currently serves as the Secretary/Treasurer of the Fayette County Ducks Unlimited. Mr. Shepherd has been a director of The Bank of Georgia since 1999.

         Enrico A. Stanziale, Class III director and chairman of the board since our formation in 2001, is the former owner and president of Amacor, Inc., a manufacturer of chemical resistant coatings. Mr. Stanziale retired from Amacor in 2000 after operating the company since its formation in 1992. Mr. Stanziale was the chairman of Fayette County Bank from 1989 until 1997. He attended Fairleigh Dickinson University from 1959 until 1964. Mr. Stanziale has been a director of The Bank of Georgia since 1999.

         James H. Webb, Jr., Class III director since our formation in 2001, has been a senior partner for the law firm of Webb, Lindsey, Collins, Jones & Wade, LLC in Peachtree City, Georgia since 1992. Mr. Webb is active in the community and is a part owner of several real estate companies. He graduated from Georgia State University in 1971 and the University of Georgia School of Law in 1975. Mr. Webb has served as the president of the Fayette County Chamber of Commerce, the state chairman of Lawyers for Dole, first vice-chairman of the Sixth District Republican Party, chairman of the International Society, and general counsel for the Sixth District Republican Party. He has volunteered as the fund-raising campaign chairman of the Boy Scouts of America, chairman of the Fayette County cystic fibrosis campaign, and as a member of the governor's task force on DUI. He currently is a board member of the Fayette Community Foundation. Mr. Webb has been a director of The Bank of Georgia since 1999.

Employment Agreements

         We do not have any employment agreements with our officers.

The Bank of Georgia 401(k) Plan

         Our bank adopted a 401(k) plan covering all employees with more than one year of service who have attained the age of 21. The Bank of Georgia 401(k) Plan became effective on January 1, 2000. The plan permits eligible employees to make before-tax contributions to the plan through payroll deductions subject to the limits imposed under Federal tax law. We may also make matching contributions to the plan equal to the percentage of the participants contribution during a particular year. Our level of participation in the plan is determined annually by the board of directors. For the year ended 2001, we matched one-half of each participant's contribution up a maximum of 6% of each participant's salary. We intend to match contributions for the year ending 2002 under the same formula. The plan permits each participant to direct the investment of the assets in his individual account. Contributions by the participant are always 100% vested. In general, participants may withdraw benefits upon termination of employment after attaining normal retirement age and upon termination of the plan. In addition, participants may withdraw their contributions if they terminate employment before attaining normal retirement age, attain normal retirement age but continue to work, become disabled, or incur a financial hardship.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation paid by our company or its subsidiary bank to our chief executive officer and president for the years ended December 31, 2000 and 1999. No executive officers of the company or the bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 2000 or 1999.


                           Summary Compensation Table
                                                                                                   Long Term
                                                                                                 Compensation
                                                             Annual Compensation                   Awards
                                                          ------------------------------      ------------------

                                                                                             Number of Securities
                                                                            Other Annual      Underlying Options
Name and Principal Position               Year      Salary      Bonus       Compensation

Ira P. Shepherd, III                      2000    $75,000      $6,000           ____                 ____
    President and CEO                     1999    $35,000       ____            ____                 ____


         Our president and chief executive officer participates in our retirement, welfare, and other benefit programs. The amount of such benefits received in the fiscal year by this officer did not exceed 10% of the executive's annual salary and bonus.

Director Compensation

         Our directors receive $200 for each board meeting attended and, in 2001, we paid each director $100 for each committee meeting attended.

Exculpation and Indemnification

         Our articles of incorporation contain a provision which, subject to certain exceptions described below, eliminates the liability of a director for any breach of duty as a director. There is no limitation of liability for:

         o a breach of duty involving appropriation of a business opportunity;
         o an act or omission which involves intentional misconduct or a knowing violation of law;
         o any transaction from which the director derives an improper personal benefit; or
         o any liability under Section 14-2-832 of the Georgia Business Corporation Code.

         In addition, if the Georgia Business Corporation Code is amended to authorize further elimination or limitation of the liability of director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the law requires such action. The provision does not limit the right of the company or its shareholders to seek injunctive or other equitable relief not involving payments in the nature of monetary damages.

         Our bylaws contain certain provisions which provide that the company shall indemnify directors to the maximum extent provided by Georgia law. This protection is broader than the protection expressly mandated in Sections 14-2-851 and 14-2-852 of the Georgia Business Corporations Code. These statutory sections provide that a company shall indemnify a director or an officer only to the extent that he has been wholly successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that the person was a director or officer. This requirement would include indemnifying directors against expenses, including attorney's fees, actually and reasonably incurred in connection with the matter. In addition to this mandatory indemnification right, our bylaws provide additional mandatory protection that includes, but is not limited to, situations where the director (a) conducted himself in good faith, (b) reasonably believed that conduct in his official capacity with the company was either in the company's best interest or was not opposed to the best interest of the company, and (c) that he had no reasonable cause to believe his conduct was unlawful.

         Our board of directors also has the authority to extend to officers, employees, and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The board of directors intends to extend indemnification rights to all of its executive officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms, including price, or interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features. Loans to individual directors and officers must also comply with the our bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application will be excluded from the consideration of such loan application. We intend for all of our transactions with our affiliates to be on terms no less favorable than could be obtained from an unaffiliated third party and to be approved by our board of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows how much of our common stock is owned by our directors, certain executive officers, owners of more than 5% of our common stock, and all of our directors and executive officers as a group as of November 30, 2001. Unless otherwise indicated, the address of each of the beneficial owners is c/o Georgia Bancshares, Inc., 2008 Highway 54 West, Fayetteville, Georgia 30214.


         The right to acquire column in the table reflects all shares of Georgia Bancshares, Inc. common stock that each individual has the right to acquire through the exercise of options, warrants, rights, conversion privileges, or similar obligations within 60 days of December 31, 2001. Under SEC rules, securities in the right to acquire column are deemed to be outstanding and to be beneficially owned by the person or group holding those convertible securities when computing the percentage ownership of that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Except as otherwise noted, the individual director or executive officer or their family members had sole voting and investment power over the securities owned.


                         Name                    Number of Shares      Right to Acquire        Percentage of
                                                Beneficially Owned      Within 60 Days      Beneficial Ownership
       --------------------------------------- ---------------------- -------------------- -----------------------
       Arlie C. Aukerman.....................         62,500                41,667                7.6%
       Joseph S. Black.......................         43,750                29,167                5.4%
       Rick A. Duncan .......................         37,500                25,000                4.6%
       Dale A. Geeslin(1)....................         18,750                12,501                2.3%
       Malcolm R. Godwin(2)..................         38,193                25,462                4.7%
       W. Robert Hancock, Jr.................         18,750                12,500                2.3%
       Vincent M. Rossetti(3)................         37,500                25,000                4.6%
       Donnie H. Russell.....................         41,268                25,000                4.9%
       Thomas G. Sellmer(4)..................         52,000                34,667                6.3%
       Ira P. Shepherd, III(5)...............         25,000                16,668                3.1%
       Enrico A. Stanziale...................         37,500                25,000                4.6%
       James H. Webb, Jr.(6).................         26,263                17,509                3.2%

       Executive officers and directors as a
       group (13 persons)....................         438,974               290,141              45.0%

(1) Includes 3,798 shares owned by Mr. Geeslin's spouse. Mr. Geeslin disclaims beneficial ownership of his spouse's shares.
(2) Includes 694 shares owned by Mr. Godwin's spouse and 625 shares owned by Mr. Godwin's minor children. Mr. Godwin disclaims beneficial ownership of his spouse's shares and his children's shares.
(3) Includes 3,875 shares owned by Mr. Rossetti's spouse. Mr. Rossetti disclaims beneficial ownership of his spouse's shares.
(4) Includes 6,875 shares owned by Mr. Sellmer's spouse and 13,250 shares owned by Mr. Sellmer's minor children. Mr. Sellmer disclaims beneficial ownership of his spouse's shares and his children's shares.
(5) Includes 1,271 shares owned by Mr. Shepherd's spouse. Mr. Shepherd disclaims beneficial ownership of his spouse's shares.
(6) Includes 1,338 shares owned by Mr. Webb's spouse. Mr. Webb disclaims beneficial ownership of his spouse's shares.

                            DESCRIPTION OF SECURITIES

General

         Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. The following summary describes the material terms of our capital stock. For a detailed description of the provisions summarized below please see our articles of incorporation filed as an exhibit to the Registration Statement of which this prospectus forms a part.

Common Stock


         Holders of shares of the common stock are entitled to receive such dividends as may from time to time be declared by the board of directors out of funds legally available for distribution. Our board of directors declared a 25% share dividend on August 16, 2001. Each shareholder received one additional share of common stock for every four shares held of record on August 31, 2001 by that shareholder. However, we do not plan to declare any dividends in the immediate future. See "Dividend Policy." Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Shareholders do not have preemptive, conversion, redemption, or sinking fund rights. In the event of a liquidation, dissolution, or winding-up of the company, holders of common stock are entitled to share equally and ratably in the assets of our company, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred stock. The outstanding shares of common stock are, and the shares of common stock offered hereby when issued will be, fully paid and nonassessable. The rights, preferences, and privileges of holders of common stock are subject to any classes or series of preferred stock that the company may issue in the future.


Preferred Stock

         Our articles of incorporation provide that the board of directors may, without the approval of the shareholders, authorize and issue preferred stock in one or more classes or series with designations, powers, preferences, and relative, participating, optional and other rights, qualifications, limitations, and restrictions as the directors may determine, including the dividend rate, conversion rights, voting rights, redemption price, and liquidation preference. Any preferred stock so issued may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, any such shares of preferred stock may have class or series voting rights. Upon completion of this offering, we will not have any shares of preferred stock outstanding. Issuances of preferred stock, while providing us with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of common stock (for example, the issuance of any preferred stock with voting or conversion rights may adversely affect the voting power of the holders of common stock), and in certain circumstances such issuances could have the effect of decreasing the market price of the common stock. Currently, we do not plan to issue any shares of preferred stock.

Stock Options


         We believe that the issuance of stock options can promote our growth and profitability by providing additional incentives for participants to focus on our long-range objectives. We also believe that stock options help us to attract and retain highly qualified personnel and to link their interests directly to our shareholders' interests. In April 2001, we adopted a stock incentive plan covering 165,000 shares of common stock. The number of shares available for issuance under the plan automatically increases each time we issue additional shares of common stock so that the total number of shares issuable under the plan at all times equals 15% of the then outstanding common stock. As of December 31, 2001, there were options to acquire 62,998 shares outstanding under this plan, with a weighted average exercise price of $8.44 per share. No options are currently exercisable.

Stock Warrants


         Each of our organizers has received, for no additional consideration, a warrant to purchase one share of common stock for $10.00 per share for each share purchased during the initial public offering of our wholly owned subsidiary, The Bank of Georgia. Following the 25% share dividend declared by our board of directors on August 16, 2001, the exercise price was adjusted to $8.00 per share. The warrants are represented by separate warrant agreements. One third of the warrants vest on each of the first three anniversaries of the date of our bank's incorporation, and they are exercisable in whole or in part during the ten year period following that date. The warrants may not be assigned, transferred, pledged, or hypothecated in any way. The shares issued pursuant to the exercise of such warrants are transferable, subject to compliance with applicable securities laws. If the Georgia Department of Banking and Finance or the FDIC issues a capital directive or other order requiring the bank to obtain additional capital, the warrants will be forfeited, if not immediately exercised. As of December 31, 2001, warrants to purchase 435,208 shares were outstanding, of which 290,141 were exercisable.


Anti-takeover Effects

         The provisions of the articles, the bylaws, and Georgia law summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder's best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult.

         Restriction on Acquisition. Section 7-1-622 of the Financial Institutions Code of Georgia prohibits companies from "acquiring" The Bank of Georgia until the bank has been in existence and continuous operation for five years.

         Authorized but Unissued Stock. The authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of Georgia Bancshares, Inc. by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the company's management.

         Number of Directors. The bylaws provide that the number of directors shall be fixed from time to time by resolution by at least a majority of the directors then in office, but may not consist of fewer than five nor more than twenty-five members.

         Classified Board of Directors. Our articles and bylaws divide the board of directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected at each annual meeting of shareholders. The classification of directors, together with the provisions in the articles and bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, will have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.

         Number Term, and Removal of Directors. We currently have 12 directors, but our bylaws authorize this number to be increased or decreased by our board of directors. Our directors are elected to three year terms by a plurality vote of our shareholders. Our bylaws provide that our shareholders, by a majority vote of those entitled to vote in an election of our directors may remove a director with cause. Our bylaws provide that all vacancies on our board, including those resulting from an increase in the number of directors, may be filled by a majority of the remaining directors, even if they do not constitute a quorum.

         Advance Notice Requirements for Shareholder Proposals and Director Nominations. The bylaws establish advance notice procedures with regard to shareholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. Notice of shareholder proposals and nominations for the election of directors must be in writing and be received by the company not less than 30 nor more than 60 days prior to the meeting.

         Nomination Requirements. Pursuant to the bylaws, we have established certain nomination requirements for an individual to be elected as a director, including that the nominating party provide (i) notice that such party intends to nominate the proposed director; (ii) the name of and certain biographical information on the nominee; and (iii) a statement that the nominee has consented to the nomination. The chairman of any shareholders' meeting may, for good cause shown, waive the operation of these provisions. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on the board of directors.

Transfer Agent


         The transfer agent and registrar for the common stock is First Citizens Bank and Trust of South Carolina.


Shares Eligible for Future Sale


         When we complete of this offering, if we sell the maximum number of shares offered, we will have 2,131,234 shares of common stock outstanding. All of these shares will be freely tradable without restriction in the public market unless those shares are held by "affiliates," as that term is defined in Rule 144(a) under the Securities Act. For purposes of Rule 144, an "affiliate" of an issuer is a person that, directly or indirectly, controls, is controlled by, or is under common control with the issuer. Affiliates of a company generally include its directors, executive officers, and principal shareholders. Our affiliates currently own 438,974 shares of common stock. In addition, our affiliates own warrants and options that are exercisable for 482,082 additional shares of common stock, of which 290,141 were exercisable as of December 31, 2001. Securities held by affiliates may be sold without registration only in accordance with Rule 144 or another exemption from registration.


         In general, under Rule 144, an affiliate of the company or a person holding restricted shares may sell, within any three-month period, a number of shares that does not exceed the greater of:

         o 1% of the then outstanding shares of the common stock immediately following the offering, or


         o the average weekly trading volume of the common stock during the four calendar weeks preceding filing of notice of the sale.


         Sales under Rule 144 must also comply with the manner of sale provisions and notice requirements of the rule, and current public information about us must be available. Following the offering, we will make available all information required to satisfy the rule. However, we currently do not have, and we are uncertain when we will have, a sponsoring broker-dealer for our common stock. As a result, for the foreseeable future shareholders will be unable to satisfy the manner of sale requirements under Rule 144. Under Rule 144, persons holding restricted shares must hold the shares for at least one year prior to sale.

Stock Options


         As of December 31, 2001, options to purchase 62,998 shares of common stock were issued and outstanding to certain of our employees. However, none of these options had vested as of December 31, 2001. These options, and the shares of common stock underlying the options, are subject to restrictions on transferability and resale, and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws.

Warrants


         We have also granted our organizers warrants to purchase 435,208 shares of common stock. As of December 31, 2001, 290,141 of these warrants were exercisable. These warrants, and the shares of common stock underlying the warrants, are subject to restrictions on transferability and resale, and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws.


         We cannot predict the effect that the sale of shares of the availability of shares will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock in the public market, or the perception that substantial amounts of common stock are available for sale, could adversely affect the market price of the common stock and our ability to raise equity capital in the future.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon by Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia.

                                     EXPERTS

         Georgia Bancshares' and The Bank of Georgia's financial statements dated December 31, 2000 have been audited by Abbot, Jordan & Koon, LLC, as stated in their report appearing elsewhere herein, and have been so included in reliance on the report of such firm given upon their authority as an expert in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement"), under the Securities Act of 1933 and the rules and regulations thereunder, for the registration of the common stock offered hereby. This prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information about us, you should refer to the Registration Statement and the exhibits thereto.

         You can examine and obtain copies of the Registration Statement at the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains all of the reports, proxy and information statements and other information regarding registrants that file electronically with the SEC using the EDGAR filing system, including Georgia Bancshares, Inc.

         As a result of this offering, Georgia Bancshares will become a reporting company subject to the full informational requirements of the Securities Exchange Act of 1934. We will fulfill our obligations with respect to these requirements by filing periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements and with quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information. Our fiscal year ends on December 31.



                          INDEX TO FINANCIAL STATEMENTS

                                                                                                      Page
                                                                                                      ----
Independent auditors' report...........................................................................F-2

Statement of financial condition as of December 31, 2000...............................................F-3

Statement of income for the year ended December 31, 2000...............................................F-4

Statement of changes in stockholders' equity for the year ended December 31, 2000......................F-5

Statement of cash flows for the year ended December 31, 2000...........................................F-6

Notes to financial statements..........................................................................F-7

Consolidated statements of financial condition as of September 30, 2001,
September 30, 2000 and December 31, 2000......F-17

Consolidated statements of income for the nine months ended September 30, 2001 and 2000...............F-18

Consolidated statements of changes in stockholders' equity............................................F-20

Consolidated statements of cash flows for the nine months ended September 30, 2001 and 2000...........F-21

Notes to financial statements.........................................................................F-22


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
The Bank of Georgia
Peachtree City, Georgia  30269


     We have audited the accompanying statement of financial condition of The Bank of Georgia as of December 31, 2000, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Bank of Georgia as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





/s/Abbot, Jordan & Koon LLC



Manchester, Georgia
February 12, 2001

                               THE BANK OF GEORGIA
                        STATEMENT OF FINANCIAL CONDITION
                                December 31, 2000

                                     ASSETS

Cash and cash equivalents:
  Cash and due from banks                                                                                 $       2,860,581
  Federal funds sold                                                                                              3,520,000
                                                                                                          -----------------
      Total cash and cash equivalents                                                                             6,380,581

Interest bearing deposits in other banks                                                                            216,887
Investment securities:
  Securities available-for-sale, at fair value                                                                   12,215,633
Other investments                                                                                                   337,915
Loans, net                                                                                                       46,068,725
Bank premises and equipment, net                                                                                  1,272,860
Accrued interest receivable                                                                                         444,558
Deferred income taxes                                                                                                83,414
Other assets                                                                                                          4,802
                                                                                                          -----------------

      Total assets                                                                                        $      67,025,375
                                                                                                          =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits:
    Non-interest bearing deposits                                                                         $       3,879,635
    NOW                                                                                                           5,659,874
    Savings                                                                                                         210,927
    Money market                                                                                                  3,491,825
    Time, $100,000 and over                                                                                      15,157,214
    Other time                                                                                                   24,872,273
                                                                                                          -----------------

      Total deposits                                                                                             53,271,748

  Federal Home Loan Bank Advances                                                                                 2,500,000
  Income taxes payable                                                                                               78,986
  Accrued interest payable                                                                                          188,469
  Other liabilities                                                                                                  14,434
                                                                                                          -----------------

      Total liabilities                                                                                          56,053,637
                                                                                                          -----------------

Stockholders' equity:
  Common stock, par value $5; 10,000,000 shares authorized;
    1,100,000 issued and outstanding                                                                              5,500,000
  Additional paid - in capital                                                                                    4,695,788
  Reserve for expenses                                                                                              750,000
  Retained earnings                                                                                                  13,702
  Accumulated other comprehensive income                                                                             12,248
                                                                                                          -----------------

      Total stockholders' equity                                                                                 10,971,738
                                                                                                          -----------------

      Total liabilities and stockholders' equity                                                          $      67,025,375
                                                                                                          =================

                                       F-3

   The accompanying notes are an integral part of these financial statements.

                               THE BANK OF GEORGIA
                               STATEMENT OF INCOME
                          Year Ended December 31, 2000

Interest income:
  Interest and fees on loans                                                                              $      2,343,315
  Interest on investment securities available-for-sale                                                             409,721
  Interest on federal funds sold                                                                                   301,638
  Other interest income                                                                                             24,725
  Dividend income                                                                                                    6,866
                                                                                                          ----------------
      Total interest income                                                                                      3,086,265
                                                                                                          ----------------

Interest expense:
  Interest on deposits                                                                                           1,188,988
  Interest on advances from Federal Home Loan Bank                                                                  71,940
  Interest on other borrowed funds                                                                                     918
                                                                                                          ----------------
      Total interest expense                                                                                     1,261,846
                                                                                                          ----------------

      Net interest income                                                                                        1,824,419

Provision for possible loan losses                                                                                 455,000
                                                                                                          ----------------

      Net interest income after provision for possible loan losses                                               1,369,419
                                                                                                          ----------------

Other income:
  Service charges on deposit accounts                                                                               40,445
  Other operating income                                                                                            22,432
  Investment security transactions, net                                                                             14,313
                                                                                                          ----------------
      Total other income                                                                                            77,190
                                                                                                          ----------------

Other expenses:
  Salaries and employee benefits                                                                                   779,364
  Occupancy and equipment expense                                                                                  142,709
  Legal and accounting                                                                                              21,341
  Office supplies, telephone and postage                                                                           124,862
  Data processing expenses                                                                                         115,063
  Consultant and other outside services                                                                             58,851
  Marketing expense                                                                                                 41,415
  Other operating expense                                                                                          146,222
                                                                                                          ----------------
      Total other expense                                                                                        1,429,827
                                                                                                          ----------------

      Income before income taxes                                                                                    16,782

Income tax expense                                                                                                   3,080
                                                                                                          ----------------

      Net income                                                                                          $         13,702
                                                                                                          ================


   The accompanying notes are an integral part of these financial statements.



                               THE BANK OF GEORGIA
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          Year Ended December 31, 2000



                                                                       Accumulated
                                 Total                                    Other                                 Additional  Reserve
                              Stockholders'  Comprehensive  Retained  Comprehensive     Common      Common       Paid-In    for
                                Equity          Income       Earnings    Income      Stock Shares  Stock Amount  Capital    Expenses
                             --------------  -------------  --------- -------------  ------------  ------------ ----------  -------

Balances, December 31, 1999     $       0      $       0     $       0   $       0    $       0    $       0    $       0 $       0

Comprehensive income:
  Net income                        13,702     $  13,702        13,702

  Other comprehensive income,
  net of tax:
    Unrealized gains on securities
    available-for-sale:
      Unrealized holding gains
      arising during the period,
      net of applicable deferred
      income tax expense
      of $6,892                     12,248        12,248                    12,248
                                               ---------

      Total comprehensive
      income (loss)                            $  25,950
                                               =========

Issuance of stock               11,000,000                                            1,100,000    5,500,000    5,500,000

Stock offering costs            (   54,212)                                                                     (  54,212)

Transfer                                 0                                                                      ( 750,000)   750,000
                              ------------                   ---------    --------    ---------    ---------   ----------  ---------
Balances, December 31, 2000   $ 10,971,738                   $  13,702    $ 12,248    1,100,000   $5,500,000   $4,695,788  $ 750,000
                              ============                   =========    ========    =========    =========   ==========  =========


   The accompanying notes are an integral part of these financial statements.


                               THE BANK OF GEORGIA
                             STATEMENT OF CASH FLOWS
                          Year Ended December 31, 2000



Cash flows from operating activities:
  Net income                                                                                              $         13,702
  Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:

    (Gain) loss from sales of investment securities, net                                                  (         14,313)
    Depreciation                                                                                                    67,336
    Deferred income taxes                                                                                 (         90,306)
    Changes in operating assets and liabilities:
      (Increase) decrease in accrued interest receivable                                                  (        444,558)
      (Increase) decrease in other assets                                                                 (          4,802)
      Increase (decrease) in income taxes payable                                                                   78,986
      Increase (decrease) in accrued interest payable                                                              188,469
      Increase (decrease) in other liabilities                                                                      14,434
                                                                                                          ----------------
        Net cash provided by (used in) operating activities                                               (        191,052)
                                                                                                          ----------------

Cash flows from investing activities:
  Net (increase) decrease in interest bearing deposits in other banks                                     (        216,887)
  Purchases of available-for-sale securities                                                              (     16,108,924)
  Proceeds from sales of available-for-sale securities                                                           3,475,817
  Proceeds from maturities of available-for-sale securities                                                        500,000
  Discount accretion net of premium amortization                                                          (         49,073)
  Purchase of other investments                                                                           (        337,915)
  Net (increase) decrease in loans                                                                        (     46,068,725)
  Purchase of premises and equipment                                                                      (      1,340,196)
                                                                                                          ----------------
        Net cash provided by (used in) investing activities                                               (     60,145,903)
                                                                                                          ----------------

Cash flows from financing activities:
  Net increase (decrease) in deposits                                                                           53,271,748
  Advances from Federal Home Loan Bank                                                                           2,500,000
  Proceeds from sale of common stock                                                                            11,000,000
  Stock offering costs                                                                                    (         54,212)
                                                                                                          ----------------
        Net cash provided by (used in) financing activities                                                     66,717,536
                                                                                                          ----------------

        Net increase (decrease) in cash and cash equivalents                                                     6,380,581

Cash and cash equivalents at beginning of year                                                                           0
                                                                                                          ----------------

        Cash and cash equivalents at end of year                                                          $      6,380,581
                                                                                                          ================

Supplemental disclosures:

      Cash paid during the year for interest                                                              $      1,073,377
                                                                                                          ================

      Cash paid during the year for income taxes                                                          $              0
                                                                                                          ================

      Loans transferred to foreclosed real estate during the year                                         $              0
                                                                                                          ================

      Proceeds from sales of foreclosed real estate financed through loans                                $              0
                                                                                                          ================


                                       F-6
   The accompanying notes are an integral part of these financial statements.

                               THE BANK OF GEORGIA
                          NOTES TO FINANCIAL STATEMENTS



1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting and reporting policies of The Bank of Georgia conform to generally accepted accounting principles and to general practices within the banking industry. The following is a description of the more significant of those policies:

         Nature of Operations - The Bank provides a variety of banking services to individuals and businesses through its office in the Peachtree City, Georgia area. Its primary deposit products are demand deposits and certificates of deposit, and its primary lending products are real estate mortgage and consumer loans. As a state bank, the Bank is subject to regulation by the Georgia Department of Banking & Finance and the Federal Deposit Insurance Corporation.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

         A majority of the Bank's loan portfolio consists of real estate loans in the Peachtree City area. The ultimate collectibility of these loans and the recovery of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions.

         While management uses available information to recognize losses on loans and foreclosed real estate, future additions to the allowance may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and foreclosed real estate. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for losses on loans and foreclosed real estate may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

         Investment Securities

         Trading Securities: Securities that are held for short-term resale are classified as trading account securities and recorded at their fair values. Realized and unrealized gains and losses on trading account securities are included in other income.

         Securities Held-to-Maturity: Securities that management has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using methods approximating the interest method over the period to maturity.

         Securities Available-for-Sale: Available-for-sale securities consist of investment securities not classified as trading securities nor as held-to-maturity securities. Securities available-for-sale are carried at fair value with unrealized gains and losses, net of deferred taxes, reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included in other income (expense). Gains and losses on the sales of securities are determined using the specific-identification method.


         Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are include in earnings as realized losses.

         Loans - Loans are stated at unpaid principal balances, less the allowance for possible loan losses and net deferred loan fees.

         Loan origination and commitment fees, as well as certain direct origination costs, are deferred and amortized as a yield adjustment over the lives of the related loans using the interest method. Amortization of deferred loan fees is discontinued when a loan is placed on nonaccrual status.


         Interest is accrued daily on the outstanding loan balances. Accrual of interest is discontinued on an impaired loan when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Interest income on impaired loans is subsequently recognized only to the extent cash payments are received. An impaired loan will remain in nonaccrual status until the likelihood of further loss is remote.


         Allowance for Loan Losses - The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated. The allowance is increased by a provision for loan losses, which is charged to expense, and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

         Bank Premises and Equipment - Land is carried at cost. Other premises and equipment are carried at cost net accumulated depreciation. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets. Costs incurred for maintenance and repairs are expensed currently. Gains and losses on dispositions are included in current operations.

         Other Real Estate Owned - Other real estate owned includes both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.

         At the time of foreclosure, other real estate is recorded at the lower of the Bank's carrying amount or the asset's fair value, which becomes the property's new basis. Any write-downs based on the asset's fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs incurred in maintaining foreclosed real estate and subsequent write-downs to reflect declines in the fair value of the property are included in other operating expenses.

         Cash and Cash Equivalents - For the purpose of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as all cash, amounts due from banks, and federal funds sold.

         Income Taxes - Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of available-for-sale securities, allowance for loan losses and accumulated depreciation. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

         Advertising Costs - All advertising costs are expensed as incurred.


         Off-Balance-Sheet Financial Instruments - In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.


         Fair Values of Financial Instruments - Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. Non-public entities with less than $100 million in assets and that have not held or issued derivatives, other than loan commitments during the reporting period, are not required to apply the provisions of Statement 107.

2.   ORGANIZATION AND PRE-OPENING EXPENSE


     On April 1, 1999, a partnership was formed for the purpose of organizing a state chartered bank. On September 9, 1999, The Bank of Georgia was incorporated and on February 18, 2000, the Bank obtained its permit to begin business. On this date, all pre-opening expenses from April 1, 1999 through February 18, 2000 were included in the opening entries of the Bank's financial books in accordance with the Accounting Standards Executive Committee Statement of Position 98-5. Operating expenses, including salaries, for the year ended December 31, 2000 as presented in these financial statements includes pre-opening expense of $237,043. Stock offering expense in the amount of $54,212 was charged against the proceeds of the issuance of stock, reducing additional paid-in capital accordingly.

3.   INVESTMENT SECURITIES

     Investment securities have been classified according to management's intent.

     Securities available-for-sale at December 31, 2000 consist of the following:

                                                                                Gross            Gross
                                                             Amortized       Unrealized        Unrealized          Fair
                                                              Cost              Gains            Losses           Value
                                                          -------------    -------------     -------------    -------------

         U.S. Government and federal agencies             $   5,377,832    $      21,046     $      26,096    $   5,372,782
         State and local governments                          1,947,761               51             2,147        1,945,665
         Mortgage-backed securities                           4,870,900           26,908               622        4,897,186
                                                          -------------    -------------     -------------    -------------

                                                          $  12,196,493    $      48,005     $      28,865    $  12,215,633
                                                          =============    =============     =============    =============

     The maturities of securities available-for-sale as of December 31, 2000 were as follows:


                                                                                               Amortized           Fair
                                                                                                Cost              Value
                                                                                             -------------    -------------

         Due in one year or less                                                             $     995,378    $     969,281
         Due from one to five years                                                              2,433,773        2,443,663
         Due from five to ten years                                                              1,209,431        1,216,864
         Due after ten years                                                                     7,557,911        7,585,825
                                                                                             -------------    -------------

                                                                                             $  12,196,493    $  12,215,633
                                                                                             =============    =============

     The amortized cost and fair value of mortgage-backed securities are presented in the available-for-sale category by contractual maturity in the preceding table. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations without call or prepayment penalties.

     During 2000, the Bank sold securities available-for-sale for total proceeds of approximately $3,476,000, resulting in gross realized gains of approximately $14,000 and gross realized losses of $0.

     There were no securities transferred between classifications during 2000.

     Securities with an amortized cost of $496,295 and a fair value of $470,531 at December 31, 2000, were pledged to secure certain deposits. Also, securities with an amortized cost of $3,197,944 and a fair value of $3,208,034 at December 31, 2000, were pledged as collateral for the FHLB advances, described in Note 8.

4.   OTHER INVESTMENTS

     Other investments consist of nonmarketable equity securities that do not have a readily determinable fair value. These securities are carried at their acquisition cost and are accounted for by the cost method.

     Other investments at December 31, 2000 consists of the following:

     Community Financial Services, Inc. (a banker's bank)                                                 $        212,915
     FHLB stock (Note 8)                                                                                           125,000
                                                                                                          ----------------
                                                                                                          $        337,915


     No securities classified as other investments were sold during 2000. The FHLB stock is pledged as collateral for the FHLB advances, described more fully in Note 8.


5.   LOANS

     Loans outstanding at December 31, 2000 by classification are summarized as follows:

         Loans secured by real estate:
           Construction and land development                                                              $      5,972,000
           Residential                                                                                          18,698,000
           Nonfarm, nonresidential                                                                              14,014,000
         Commercial, financial and agricultural                                                                  6,720,000
         Consumer                                                                                                1,227,000
         All other loans                                                                                             1,100
                                                                                                          ----------------
                                                                                                                46,632,100
         Deferred loan fees                                                                               (        108,375)
         Allowance for loan losses                                                                        (        455,000)
                                                                                                          -----------------
               Loans, net                                                                                 $     46,068,725
                                                                                                          ================

     Changes in the allowance for loan losses are summarized as follows:

         Balance, beginning of year                                                                       $              0
         Provision charged to operations                                                                           455,000
         Recoveries of loans previously charged off                                                                      0
         Loans charged off                                                                                               0
                                                                                                          ----------------
         Balance, end of year                                                                             $        455,000
                                                                                                          ================

     For federal income tax purposes, the balance of the allowance for loan losses was $196,735 at December 31, 2000.


     The Bank has entered into transactions with its executive officers, principal shareholders, directors, and their related interest. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The activity for loans to such related parties at December 31, 2000 is summarized as follows:

         Balance at beginning of year                        $              0
         New loans                                                  4,297,339
         Repayments                                          (        884,645)
                                                             -----------------
         Balance at end of year                              $      3,412,694
                                                             ================

     During the year 2000 and at December 31, 2000, there was no recorded investment in impaired loans.

     At December 31, 2000, the Bank did not have any loans that had been restructured, and the Bank is not committed to lend any additional funds to debtors whose loans have been modified.


6.   BANK PREMISES AND EQUIPMENT

     Premises and equipment at December 31, 2000 are summarized as follows:

                                                                     Estimated
                                                                      Useful
                                                                     Life (Yrs)
         Land                                     $        613,984
         Leasehold improvements                            301,881    10-20 yrs
         Furniture and equipment                           424,331     3-8 yrs
                                                  ----------------
                                                         1,340,196
         Less, accumulated depreciation           (         67,336)
                                                  ----------------

                                                  $      1,272,860

     Depreciation expense amounted to $67,336 in 2000.

7.   DEPOSITS

     At December 31, 2000, scheduled maturities of certificates of deposits are as follows:

         2001                                                $      20,894,441
         2002                                                        6,745,622
         2003                                                       10,929,069
         2004                                                          594,000
         2005 and thereafter                                           866,355
                                                             -----------------

                                                             $      40,029,487

     The Bank held related party deposits of approximately $1,763,000 at December 31, 2000.

8.   BROKERED DEPOSITS

     Deposits that were received by the Bank through third party brokers as of December 31, 2000 were $6,478,000. Maturities range from one year to three years. Rates range from 6.60 to 7.20 percent.

9.   FEDERAL HOME LOAN BANK ADVANCES

     At December 31, 2000 the advances from the Federal Home Loan Bank consisted of an advance granted July 31, 2000. The interest is paid monthly, but it adjusts daily based on Index and .30% spread. At December 31, 2000, the interest rate was 6.35%. The principle matures July 31, 2001. The advance is in the principal amount of $2,500,000. The advance is collateralized by certain investment securities owned by The Bank of Georgia and held in safekeeping by the Federal Home Loan Bank. Amortized cost and fair value of these securities are described more fully in Note 2. Additionally, all stock of the Federal Home Loan Bank owned by The Bank of Georgia is pledged as collateral for the advance.


10.  FEDERAL INCOME TAXES

     The provision for income taxes consists of the following:

         Current federal tax expense                          $         78,986
         Deferred federal tax expense (benefit)               (         75,906)
                                                              -----------------

                                                              $          3,080
                                                              ================

     The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expenses, as indicated in the following analysis:

         Expected tax provision at statutory rates             $          2,517
         Effect of tax-exempt income                           (          2,141)
         Non-deductible expenses                                          1,323
         Other                                                 (          2,294)
         Increase in deferred tax asset valuation allowance                3,675
                                                               -----------------

                                                               $          3,080
                                                               ================

     Deferred tax liabilities have been provided for taxable temporary differences related to accumulated depreciation and to unrealized gains in available-for-sale securities. Deferred tax assets have been provided for deductible temporary differences related to the allowance for loan losses and to amortization of organizational expenses. The net deferred tax assets in the accompanying statement of financial condition include the following components:

         Deferred tax liabilities                               $(     12,241)
         Deferred tax assets                                           99,330
         Deferred tax asset valuation allowance                  (      3,675)
                                                                -------------

         Net deferred tax assets (liabilities)                  $      83,414
                                                                =============

11.  EMPLOYEE BENEFIT PLANS

     The Bank has adopted a defined contribution plan dated January 1, 2000, which covers substantially all employees of the Bank subject to certain minimum age and service requirements. The plan permits eligible employees to make before-tax contributions to the plan through payroll deductions subject to the limits imposed under Federal tax law. The Bank may also make matching contributions to the plan equal to the percentage of the participants contribution during a particular year. The Bank's level of participation in the plan is determined annually by the Board of Directors. For the year ended December 31, 2000, the Bank did not make any contributions to the plan. The plan permits each participant to direct the investment of the assets in his individual account. Contributions by the participant are always 100% vested. In general, participants may withdraw benefits upon termination of employment after attaining normal retirement age and upon termination of the plan. In addition, participants may withdraw their contributions if they terminate employment before attaining normal retirement age, attain normal retirement age but continue to work, become disabled, or incur a financial hardship.


12.  STOCK WARRANTS

     The Bank has granted warrants to purchase 348,168 shares of common stock to its founding directors. The exercise price is equal to the initial public offering price of $10 per share. These warrants become vested as follows:

                                                                 Number
                                                               of Shares
                                                               ---------

         September 9, 2000                                       116,056
         September 9, 2001                                       116,056
         September 9, 2002                                       116,056
                                                                 --------
                                                                 348,168

     The Bank applies APB Opinion 25 in accounting for these stock warrants, and accordingly, compensation expense has not been recognized in the accompanying financial statements. The warrants expire ten years from the date of the grant.


13.  LEASING ARRANGEMENTS

     The Bank conducts its operations from facilities located on land that is leased under an operating lease expiring December 31, 2001. There are options to renew the lease for various terms, with the fifth and final renewal term ending on December 31, 2023. The rental rate will change at the beginning of each renewal option and will remain constant during each renewal term.

     Rental expense on this lease amounted to $22,800 for the year 2000.

14.  CONCENTRATIONS OF CREDIT RISK

     The institution makes commercial real estate, commercial business, and single-family residential loans to customers in the local market area. A substantial portion of its borrowers' ability to repay their obligations depends on the local economy. In addition, the institution had correspondent bank balances totaling a recorded balance of $6,262,754. The correspondent bank balances include federal funds sold of $3,520,000, and amounts in excess of federal deposit insurance limits totaling $3,420,021.

15.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for instruments that are included in the balance sheet.

     At December 31, 2000, the Bank had commitments to extend credit totaling $19,084,173 and commitments under letters of credit totaling $91,126. Management does not anticipate any material loss as a result of these transactions. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Bank upon extension of credit, varies and is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory and property and equipment.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses any may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

     The Bank has not been required to perform on any financial guarantees since inception. The Bank did not incur any losses on its commitments in 2000.

16.  COMMITMENTS AND CONTINGENT LIABILITIES

     At December 31, 2000, the Bank had an unused line of credit with a bank. The line totaled $3,000,000 and had interest rates based on the lending bank's daily federal fund rate. This line is due on demand. This line is normally renewed for a one year period and it is uncollateralized.

     The Bank is subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Bank.

17.  REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Deposit Insurance Corporation
     (FDIC). Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the Bank's financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier I capital to risk-weighted assets (as defined in the regulations), and Tier I capital to average assets (as defined). Management believes, as of December 31, 2000, that the Bank meets all of the capital adequacy requirements to which it is subject.

     As of December 31, 2000, the Bank was well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank would have to maintain minimum total risk-based, Tier I risk-based, and Tier I leverage rations as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank's category.

                                                                                For Capital             To Be Well
                                                                                 Adequacy              Capitalized
                                                                                 Purposes              Under Prompt
                                                                                                        Corrective
                                                        Actual                                        Action Provisions
                                                --------------------                                ----------------------
                                                 Amount*       Ratio       Amount*        Ratio       Amount*       Ratio
                                                --------      ------      ---------     --------    ----------    --------

As of December 31, 2000:
      Total risk-based capital
        (to risk-weighted assets)                $11,414       26.3%       > $3,466      > 8.0%      > $4,332     > 10.0%
                                                                                         -           -            -

       Tier I capital (to risk-weighted assets)  $10,959       25.3%      > $1,733       > 4.0%      > $2,599      > 6.0%
                                                                          -              -           -             -

       Tier I capital (to average assets)        $10,959       19.8%      > $2,211       > 4.0%      > $2,763      > 5.0%
                                                                          -              -           -             -

     *Dollars in thousands.

     Banking regulations limit the amount of dividends that may be paid without prior approval of the regulatory authorities. These restrictions are based on the level of regulatory classified assets, the prior year's net earnings, and the ratio of equity capital to total assets.

18.  EARNINGS PER SHARE

     The Company calculated earnings per share in accordance with SFAS No. 128, "Earnings Per Share." SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock such as options, warrants, convertible securities or contingent stock agreements if those securities trade in a public market.

     This standard specifies computation and presentation requirements for both basic EPS and, for entities with complex capital structures, diluted EPS. Basic earnings per share are computed by dividing net income by the weighted average common shares outstanding. Diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. The dilutive effect of options outstanding under the Company's stock option plan is reflected in diluted earnings per share by application of the treasury stock method.

     The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations:

                  For the Year Ended                       Income                    Shares                    Per Share
                   December 31, 2001                     (Numerator)              (Denominator)                 Amount
--------------------------------------------         ------------------         -----------------         ----------------
         Basic EPS                                   $           13,702         $       1,100,000         $         0.0125
         Effect of diluted securities:
           Stock options and warrants                                 0                   513,945                      N/A
                                                     ------------------         -----------------
         Diluted EPS                                 $           13,702         $       1,100,000         $         0.0125
                                                     ==================         =================         ================


19.  RESERVE FOR EXPENSES


     For regulatory purposes, a portion of the proceeds from the issuance of stock has been set aside in an amount equal to the expected initial operating losses of the new corporation. The amount remaining after twelve months will be transferred back into additional paid-in capital. The corporation does not expect to use any of the reserve for this purpose, and the entire reserve would be transferred back into additional paid-in-capital.


                     GEORGIA BANCSHARES, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                             09/30/01         09/30/00          12/31/00
                                                                        ----------------  ----------------  ---------------
                                                                             Unaudited        Unaudited          Audited
                                                                        ----------------  ----------------  ---------------

                                     ASSETS

Cash and cash equivalents:
  Cash and due from banks                                                $     3,755,333  $     1,947,436   $     2,860,581
  Federal funds sold                                                           9,432,000        5,220,000         3,520,000
                                                                         ---------------  ---------------   ---------------
      Total cash and cash equivalents                                         13,187,333        7,167,436         6,380,581

Interest bearing deposits in other banks                                         100,000          100,000           216,887
Investment securities:
  Securities available-for-sale, at fair value                                23,518,939       10,267,868        12,215,633
Other investments                                                                472,915          337,915           337,915
Loans, net                                                                    77,299,952       30,831,991        46,068,725
Bank premises and equipment, net                                               1,813,148        1,285,460         1,272,860
Accrued interest receivable                                                      731,357          304,789           444,558
Deferred income taxes                                                            252,306           90,613            83,414
Other assets                                                                      96,137           16,045             4,802
                                                                         ---------------  ---------------   ---------------

      Total assets                                                       $   117,472,087  $    50,402,117   $    67,025,375
                                                                         ===============  ===============   ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Deposits:
    Non-interest bearing deposits                                        $    6,662,492   $     3,769,313   $     3,879,635
    NOW                                                                       7,718,311         3,942,101         5,659,874
    Savings                                                                     596,807           601,741           210,927
    Money market                                                              5,910,789         3,329,559         3,491,825
    Time, $100,000 and over                                                  36,521,894        10,756,065        15,157,214
    Other time                                                               47,637,556        14,560,369        24,872,273
                                                                         --------------   ---------------   ---------------

      Total deposits                                                        105,047,849        36,959,148        53,271,748

  Federal Home Loan Bank Advances                                                     0         2,500,000         2,500,000
  Income taxes payable                                                          311,020                 0            78,986
  Accrued interest payable                                                      609,489           121,058           188,469
  Stock purchase obligation                                                     369,250
  Other liabilities                                                             140,793            31,798            14,434
                                                                         ---------------  ---------------   ---------------

      Total liabilities                                                     106,478,401        39,612,004        56,053,637
                                                                         --------------   ---------------   ---------------

Stockholders' equity:
  Common stock                                                                   10,650         5,500,000         5,500,000
  Additional paid - in capital                                               10,585,138         4,681,389         4,695,788
  Reserve for expenses                                                                0           750,000           750,000
  Retained earnings (deficit)                                                   206,008   (       134,188)           13,702
  Accumulated other comprehensive income (loss)                                 192,050   (         7,088)           12,248
  Treasury stock                                                         (          160)                0                 0
                                                                         --------------   ---------------   ---------------

      Total stockholders' equity                                             10,993,686        10,790,113        10,971,738
                                                                         --------------   ---------------   ---------------

      Total liabilities and stockholders' equity                         $  117,472,087   $    50,402,117   $    67,025,375
                                                                         ==============   ===============   ===============



                                      F-18
   The accompanying notes are an integral part of these financial statements.

                     GEORGIA BANCSHARES, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)



                                                                                              Nine Months Ended
                                                                                    09/30/01                   09/30/00
                                                                                  -------------------      ----------------


Interest income:
  Interest and fees on loans                                                    $       4,624,184         $      1,269,931
  Interest on investment securities available-for-sale                                    857,160                  195,518
  Interest on federal funds sold                                                          184,118                  264,033
  Other interest income                                                                     5,604                        0
  Dividend income                                                                          13,336                    5,411
                                                                                -----------------         ----------------
      Total interest income                                                             5,684,402                1,734,893
                                                                                -----------------         ----------------

Interest expense:
  Interest on deposits                                                                  3,284,306                  552,492
  Interest on advances from Federal Home Loan Bank                                         89,357                   29,151
  Interest on other borrowed funds                                                          5,746                        0
                                                                                -----------------         ----------------
      Total interest expense                                                            3,379,409                  581,643
                                                                                -----------------         ----------------

      Net interest income                                                               2,304,993                1,153,250

Provision for possible loan losses                                                        445,000                  300,000
                                                                                -----------------         ----------------

      Net interest income after provision for possible loan losses                      1,859,993                  853,250
                                                                                -----------------         ----------------

Other income:
  Service charges on deposit accounts                                                      75,878                   19,621
  Other operating income                                                                   26,333                   14,317
  Investment security transactions, net                                                       625                        0
                                                                                -----------------         ----------------
      Total other income                                                                  102,836                   33,938
                                                                                -----------------         ----------------

Other expenses:
  Salaries and employee benefits                                                          944,783                  599,556
  Occupancy and equipment expense                                                         161,486                  119,549
  Legal and accounting                                                                    101,737                   13,818
  Office supplies, telephone and postage                                                  104,332                  100,058
  Data processing expenses                                                                135,943                   79,641
  Consultant and other outside services                                                    41,996                   46,283
  Marketing expense                                                                        43,903                   34,941
  Other operating expense                                                                 151,895                  114,156
                                                                                -----------------         ----------------
      Total other expense                                                               1,686,075                1,108,002
                                                                                -----------------         ----------------

      Income before income taxes                                                          276,754         (        220,814)

Income tax expense (benefit)                                                               65,198         (         86,626)
                                                                                -----------------         ----------------

      Net income (loss)                                                         $         211,556         $(       134,188)
                                                                                =================         ================


                                      F-19
   The accompanying notes are an integral part of these financial statements.



                     GEORGIA BANCSHARES, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Unaudited)



                                                                         Accumulated
                                 Total       Comprehensive   Retained       Other                  Additional  Reserve
                              Stockholders'     Income       Earnings   Comprehensive     Common     Paid-In    for       Treasury
                                Equity        (Loss)         (Deficit)  Income (Deficit)   Stock    Capital    Expenses    Stock
                             --------------  -------------  --------- ----------------   -------  ------------ ---------   -------

Balances, December 31, 1999  $          0      $       0    $        0   $       0  $         0  $        0  $         0   $      0


Comprehensive income:
  Net income (loss)             ( 134,188)     ( 134,188)    ( 134,188)

  Other comprehensive income,
   net of tax:
    Unrealized gains on securities
    available-for-sale:
      Unrealized holding gains
      arising during the period,
      net of applicable deferred
      income tax expense          ( 7,088)      (  7,088)                 (  7,088)
                                               ---------
        Total comprehensive
        income (loss)                          $(141,276)
                                               =========
Issuance of stock              11,000,000                                             5,500,000   5,500,000

Stock offering costs,
net of income tax benefit      (   68,611)                                                        (  68,611)

Transfer                                                                                          ( 750,000)     750,000

Balances,                    ------------                   -----------  ---------  -----------  -----------  ----------    -------
September 30, 2000           $ 10,790,113                   $( 134,188)  $(  7,088)  $5,500,000  $ 4,681,389  $  750,000   $      0
                             ============                  ===========   =========  ===========  ===========  ==========    =======
Balances,
December 31, 2000            $ 10,971,738       $      0    $   13,702   $  12,248   $5,500,000  $ 4,695,788  $  750,000   $      0

Comprehensive income:
  Net income                      211,556        211,556        211,556
  Other comprehensive income,
  net of tax:
    Unrealized gains on securities
    available-for-sale:
      Unrealized holding gains
      arising during the period,
      net of applicable deferred
      income tax expense          179,802        179,802                   179,802
                                               ---------
        Total comprehensive
        income (loss)                          $ 391,358
                                               =========
Stock purchase obligation       ( 369,250)                    (  19,250)             (      350)   ( 349,650)
Formation of Holding Company
 and capitalization                                                                  (5,489,000)   5,489,000
Purchase of treasury
  stock (16 shares)                 ( 160)                                                                                    ( 160)

Transfer                                                                                             750,000  (  750,000)
                             ------------                   -----------  ---------  -----------  -----------  ----------    -------
Balances,
September 30, 2001           $ 10,993,686                   $   206,008  $ 192,050  $    10,650  $10,585,138  $        0    $(  160)
                             ============                   ===========  =========  ===========  ===========  ==========    =======


                                      F-20
    The accompanying notes are an integral part of these financial statements.



                     GEORGIA BANCSHARES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                              Nine Months Ended
                                                                                    09/30/01                   09/30/00
                                                                                  --------------           ---------------


Cash flows from operating activities:
  Net income (loss)                                                             $        211,556          $(       134,188)
  Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
(Gain) loss from sales of investment securities, net                            (            625)         (          8,659)
    Depreciation                                                                          70,529                    53,372
    Deferred income taxes                                                       (        168,892)         (         90,613)
    Changes in operating assets and liabilities:
      (Increase) decrease in accrued interest receivable                        (        286,799)         (        304,789)
      (Increase) decrease in other assets                                       (         91,335)         (         16,045)
      Increase (decrease) in income taxes payable                                        232,034                         0
      Increase (decrease) in accrued interest payable                                    421,020                   121,058
      Increase (decrease) in other liabilities                                           126,359                    31,798
                                                                                ----------------          ----------------
        Net cash provided by (used in) operating activities                              513,847          (        348,066)
                                                                                ----------------          ----------------

Cash flows from investing activities:
  Net (increase) decrease in interest bearing deposits in other banks                    116,887          (        100,000)
  Purchases of available-for-sale securities                                    (     12,671,154)         (     10,773,847)
  Proceeds from sales of available-for-sale securities                                   500,625                    42,931
  Proceeds from maturities of available-for-sale securities                            1,000,000                   500,000
 Discount accretion net of premium amortization                                           47,650          (         35,381)
Purchase of other investments                                                   (        135,000)         (        337,915)
  Net (increase) decrease in loans                                              (     31,231,227)         (     30,831,991)
  Purchase of premises and equipment                                            (        610,817)         (      1,338,832)
                                                                                ----------------          ----------------
        Net cash provided by (used in) investing activities                     (     42,983,036)         (     42,875,035)
                                                                                ----------------          ----------------

Cash flows from financing activities:
  Net increase (decrease) in deposits                                                 51,776,101                36,959,148
  Advances from Federal Home Loan Bank                                          (      2,500,000)                2,500,000
  Proceeds from sale of common stock                                                           0                11,000,000
  Stock offering costs, net of tax benefit                                                     0          (         68,611)
  Purchase of treasury stock                                                    (            160)                        0
                                                                                ----------------          ----------------
        Net cash provided by (used in) financing activities                           49,275,941                50,390,537
                                                                                ----------------          ----------------

        Net increase (decrease) in cash and cash equivalents                           6,806,752                 7,167,436

Cash and cash equivalents at beginning of period                                       6,380,581                         0
                                                                                ----------------          ----------------

        Cash and cash equivalents at end of period                              $     13,187,333          $      7,167,436
                                                                                ================          ================
Supplemental disclosures:

  Cash paid during the period for interest                                      $      2,958,389          $        460,585
                                                                                ================          ================
  Cash paid during the period for income taxes                                  $        140,738          $              0
                                                                                ================          ================
  Loans transferred to foreclosed real estate during the period                 $              0          $              0
                                                                                ================          ================
  Proceeds from sales of foreclosed real estate financed through loans          $              0          $              0
                                                                                ================          ================
  Stockholders' equity transferred to stock purchase obligation                 $        369,250          $              0
                                                                                ================          ================

                                      F-21
   The accompanying notes are an integral part of these financial statements.

                     GEORGIA BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1.   BASIS OF PRESENTATION


     The accompanying unaudited consolidated financial statements for Georgia Bancshares, Inc. (the "Company") and the predecessor entity and now wholly-owned subsidiary, The Bank of Georgia, (hereinafter defined as the "Bank" or "Predecessor" as noted in the financial statements) were prepared in accordance with instructions for Form 10-QSB and, therefore, do not include all disclosures necessary for a complete presentation of financial condition, results of operations, and cash flows in conformity with generally accepted accounting principles. All adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for fair presentation of the interim consolidated financial statements have been included. The results of operations for the nine month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for the entire year. The consolidated financial statements do not include all disclosures required by generally accepted accounting principles and should be read in conjunction with the Company's audited consolidated financial statements and related notes for the year ended December 31, 2000. On April 19, 2001, shareholders of the Bank approved the reorganization of the bank into a holding company structure pursuant to that certain Reorganization Agreement and Plan of Share Exchange dated March 10, 2001. Upon consummation of the reorganization on May 18, 2001, 1,065,000 shares of common stock of the Bank were exchanged for 1,065,000 shares of common stock of the Company. Pursuant to Section 14-2-1302 of the Georgia Business Corporation Code, a record shareholder of a corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of certain corporate actions, including the consummation of a plan of share exchange. Cede & Co., the record holder of the remaining originally issued 35,000 shares of the Bank's common stock, dissented from the Bank's reorganization into a holding company structure. The Bank has an obligation to purchase this dissenting shareholder's shares for fair market value as of May 18, 2001. The Bank has determined through the aid of an appraiser that these shares were worth $10.55 per share as of May 18, 2001. The dissenting shareholder, however, claimed that the shares were worth $25.25 per share. To resolve this matter in accordance with Section 14-2-1330 of the Georgia Business Corporation Code, the Bank filed a Petition for Determination of Fair Value of Shares against Cede & Co. in the Superior Court of Fayette County, State of Georgia on September 14, 2001. Fayette Mortgage Company and Edgar E. Chapman, Jr. Individual Retirement Account have subsequently replaced Cede & Co. as the real shareholders in interest. Following adjudication by the court, the Bank will be obligated to purchase the dissenting shareholder's shares for the judicially determined fair market value.


     Interim financial information as of September 30, 2000, and audited information as of December 31, 2000, is prior to formation of Georgia Bancshares, Inc., and presents the financial position and activity of the predecessor entity, The Bank of Georgia. Interim financial information as of September 30, 2001, is a consolidated presentation of Georgia Bancshares, Inc. and its wholly owned subsidiary, the Bank of Georgia.

2.   PRINCIPLES OF CONSOLIDATION

     The accompanying unaudited consolidated financial statements include the accounts of the Company and its subsidiary, The Bank of Georgia. All significant intercompany items and transactions have been eliminated in consolidation.

3.   COMMON STOCK

     The following is a summary of common stock activity for the predecessor entity, The Bank of Georgia, and the registrant, Georgia Bancshares, Inc.


                                                                                                 Common Stock
---------------------------------------------------------------------------------------------------------------------------
                  The Bank of Georgia                                                Shares                     Amount
                       (Predecessor)                                              -------------           ------------------
--------------------------------------------
         Balance, December 31, 1999                                                     0                 $               0
         Issuance of stock:
           10,000,00 shares authorized; par value $5;
           1,100,000 issued and outstanding                                     1,100,000                         5,500,000
         No activity                                                                    0                                 0

                                                                        -----------------                 -----------------

                     GEORGIA BANCSHARES, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


3.   COMMON STOCK (Continued)
         Balances, September 30, 2000                                                   1,100,000                 5,500,000
         No activity                                                                            0                         0
                                                                                -----------------         -----------------
         Balances, December 31, 2000                                                    1,100,000         $       5,500,000
                                                                                =================         =================

               Georgia Bancshares, Inc.
       --------------------------------------------
         Issuance of Stock - May 18, 2001:
           10,000,000 shares authorized; par value $.01;
           1,065,000 issued and outstanding                                            1,065,000          $          10,650
         Stock split                                                                     266,250                          0
         Treasury stock purchased                                               (             16)                         0
                                                                                ----------------          -----------------
         Balances, September 30, 2001                                                  1,331,234          $          10,650
                                                                                ================          =================


     On May 18, 2001, the Company repurchased 16 shares of its own common stock at $10 per share from shareholders that held fractional interests. Treasury stock is accounted for using the cost method of accounting. As discussed in
     Note 1, a liability has been recorded for managements estimate of the amount required to settle the dissenting shareholder claim. Common stock, additional paid-capital, and retained earnings have been appropriately adjusted to record this activity.

4.   EARNINGS PER SHARE

     The Company calculated earnings per share in accordance with SFAS No. 128, "Earnings Per Share." SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential common stock such as options, warrants, convertible securities or contingent stock agreements if those securities trade in a public market.


     This standard specifies computation and presentation requirements for both basic EPS and, for entities with complex capital structures, diluted EPS. Basic earnings per share are computed by dividing net income by the weighted average common shares outstanding. Diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increase to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued net of treasury stock. The dilutive effect of warrants and options outstanding under the Company's stock option plan is reflected in diluted earnings per share by application of the treasury stock method.


     The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations:

               For the Nine Months Ended                   Income                    Shares                    Per Share
                  September 30, 2001                     (Numerator)              (Denominator)                 Amount
--------------------------------------------         ------------------         -----------------         -----------------
         Basic EPS                                   $          211,556         $       1,375,000         $           0.15
         Effect of diluted securities:
           Stock options and warrants                                 0                   498,193         (            .04)
                                                     ------------------         -----------------         ----------------
         Diluted EPS                                 $          211,556         $       1,873,193         $            0.11
                                                     ==================         =================         =================

                            GEORGIA BANCSHARES, INC.
                     STOCK ORDER FORM/SUBSCRIPTION AGREEMENT


TO:      Georgia Bancshares, Inc.
         Attn:  Mr. Pat Shepherd
         2008 Highway 54 West
         Fayetteville, Georgia 30214

Gentlemen:


         You have informed me that Georgia Bancshares, Inc. is offering up to 800,000 shares of its common stock at a price of $12.50 per share payable as provided in this Subscription Agreement and as described in and offered pursuant to the prospectus furnished with this Subscription Agreement.

         1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, together with payment in United States currency by check, bank draft, or money order payable to "Georgia Bancshares, Inc." the amount indicated below (the "Funds"), representing the payment of $12.50 per share for the number of shares of common stock indicated below. The total subscription price must be paid at the time the Subscription Agreement is executed.


         2. Acceptance of Subscription. It is understood and agreed that Georgia Bancshares, Inc. shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. Georgia Bancshares, Inc. may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance. No subscription will be binding on Georgia Bancshares, Inc. until Georgia Bancshares notifies the undersigned that it has accepted the undersigned's subscription and has delivered the stock certificate to the undersigned.

         3. Acknowledgments. The undersigned hereby acknowledges that he or she has received a copy of the prospectus. This Subscription Agreement creates a legally binding obligation and the undersigned agrees to be bound by the terms of this Agreement.

         4. Revocation. The undersigned agrees that once this Subscription Agreement is tendered to Georgia Bancshares, Inc., it may not be withdrawn and that this Agreement shall survive the death or disability of the undersigned.

By executing this agreement, the subscriber is not waiving any rights he or she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

The shares of common stock offered hereby are not savings accounts or savings deposits accounts and are not insured by the FDIC or any other governmental agency.

         Please indicate in the space provided below the exact name or names and address in which the stock certificate representing shares subscribed for hereunder should be registered.

Number of Shares Subscribed           Name or Names of Subscribers
for (minimum 100 shares):             (Please Print):

--------------------------------      -----------------------------------------

--------------------------------      -----------------------------------------



Total Subscription Price at            Please indicate form of ownership desired
share (funds must be enclosed)         $____ per (individual, joint tenants
                                       with right of survivorship, tenants in
                                       common, trust corporation, partnership,
                                       custodian, etc.):

Date:                                                                    (L.S.)
     -------------------------------   ----------------------------------------
                                       Signature of Subscriber(s)

                                                                         (L.S.)
------------------------------------   ----------------------------------------
Social Security Number or Federal      Signature of Subscriber(s)
Taxpayer Identification Number

Street (Residence) Address:

                                       Day-time Telephone
------------------------------------                     ----------------------

                                       Evening Telephone
------------------------------------                    -----------------------

                                       Email Address
------------------------------------                ---------------------------
City, State and Zip Code


         When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants or tenants in common, each owner must sign.


TO BE COMPLETED BY GEORGIA BANCSHARES, INC.:


         Accepted as of                          , as to             shares.
                        -------------------------        -----------


                                              GEORGIA BANCSHARES, INC.

                                              ---------------------------------
                                              By:
                                              Title:

                      FEDERAL INCOME TAX BACKUP WITHHOLDING


         In order to prevent the application of federal income tax backup withholding, each subscriber must provide the escrow agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.

         Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.

         Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

         If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.


                               SUBSTITUTE FORM W-9

         Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

         You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).

         Each subscriber should complete this section.



----------------------------------------  --------------------------------------

Signature of Subscriber                    Signature of Subscriber


----------------------------------------  --------------------------------------

Printed Name                               Printed Name


----------------------------------------  --------------------------------------

Social Security or Employer                Social Security or Employer
Identification No.                         Identification No.
----------------------------------------  --------------------------------------

================================================================================

       TABLE OF CONTENTS                            800,000 Shares
                                                     Common Stock


                                   Page             GEORGIA BANCSHARES, INC.
                                   ----
Summary ...............................3
Risk Factors...........................6             A Holding Company For
Use of Proceeds .......................9
Market for Common Stock.............. 10             The Bank of Georgia
Dividend Policy ......................10
Dilution..............................10
Management's Discussion and Analysis
  or Plan of Operation.... ...........12            ---------------------
Business..............................26                  Prospectus
Supervision and Regulation............32            ---------------------
Management............................39
Certain Relationships and
  Related Transactions................42
Security Ownership of Certain
  Beneficial Owners and Management....43
Description of Securities.............44
Legal Matters.........................47
Experts...............................47
Additional Information ...............47
Index to Financial Statements .......F-1
Subscription Agreement...............A-1
                 --------------------





   You should rely only on the
information contained in this document.
We have not authorized anyone to give
any information that is different. This
prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the cover, but the information may change in the future.

   Until [90 DAYS AFTER EFFECTIVE], all
dealers that effect transactions in
these securities, whether or not
participating in this offering, may be
required to deliver a prospectus. This
is in addition to the dealer's
obligation to deliver a prospectus when
acting as underwriter, and with respect
to their unsold allotments or
subscriptions.                                          ________________, 2002

================================================================================
                                     PART II


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Item 24.  Indemnification of Directors and Officers

         The Georgia Business Corporation Code, as amended, ("Georgia Law") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of duty, provided that no provision shall eliminate or limit the liability of a director for: an appropriation of any business opportunity of the corporation; any act or omission which involves an intentional misconduct or a knowing violation of law; any transaction from which the director derives an improper personal benefit; or any distribution that is illegal under Section 14-2-832 of the Georgia Law. The company's Articles of Incorporation (the "Articles") contain a provision which limits the liability of a director to the company or its shareholders for any breach of duty as a director except for a breach of duty for which the Georgia Law prohibits such limitation of liability. This provision does not limit the right of the company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

         The company's Articles and Bylaws (the "Bylaws") contain certain provisions which provide indemnification to directors of the company that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2-857 of the Georgia Law. If a director or officer of the company has been wholly successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that such person was a director or officer of the company, Sections 14-2-852 and 14-2-857 of the Georgia Law would require the company to indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The Georgia Law expressly allows the company to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

         The indemnification provisions in the company's Articles and Bylaws require the company to indemnify and hold harmless each of its directors, officers, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the company, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the board of directors, the shareholders or otherwise. Indemnified persons would also be entitled to have the company advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts must be repaid.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Georgia Bancshares pursuant to the foregoing provisions, or otherwise, Georgia Bancshares has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         The company has the power, under its Bylaws, to obtain insurance on behalf of any director, officer, employee or agent of the company against any liability asserted against or incurred by such person in any such capacity, whether or not the company has the power to indemnify such person against such liability at that time under the Articles, Bylaws or the Georgia Law.

Item 25.  Other Expenses of Issuance and Distribution.

         Estimated expenses of the sale of the shares of common stock are as follows:

                  Registration Fee                        $       2,390
                  Printing, Engraving and Filing                 10,000
                  Legal Fees and Expenses                       100,000
                  Accounting Fees                                 5,000
                  Blue Sky Fees and Expenses                     10,000
                  Miscellaneous Disbursements                    15,110
                                                          -------------

                  TOTAL                                   $     142,500
                                                          =============



Item 26.  Recent Sales of Unregistered Securities.


         From October 1999 through December 1999, we sold 1,100,000 shares of The Bank of Georgia common stock for $10.00 per share. Because these securities were issued by a bank, they were exempt from registration under Section 3(a)(2) of the Securities Act of 1933. Each of the organizers in that offering also received, for no additional consideration, a warrant to purchase one share of common stock for $10.00 per share for each share purchased during the initial public offering of our wholly owned subsidiary, The Bank of Georgia. Following the 25% share dividend declared by our board of directors on August 16, 2001, the exercise price was adjusted to $8.00 per share. The issuance of the warrants was also exempt from registration under Section 3(a)(2) of the Securities Act of 1933.
         On April 19, 2001, shareholders of The Bank of Georgia approved the reorganization of the bank into a holding company structure pursuant to that certain Reorganization Agreement and Plan of Share Exchange dated March 10, 2001. Upon consummation of the reorganization on May 18, 2001, 1,065,000 shares of common stock of The Bank of Georgia were exchanged for 1,065,000 shares of common stock of Georgia Bancshares, Inc. The common stock issued by Georgia Bancshares, Inc. in connection with the reorganization of The Bank of Georgia was exempt from registration under Section 3(a)(12) of the Securities Act of 1933.

         In August 2001, we granted options to purchase 62,998 shares of common stock pursuant to our stock incentive plan. The granting of these options was exempt from registration pursuant to Rule 701 of the Securities Act of 1933.

Item 27.  Exhibits.

2.1      Reorganization Agreement and Plan of Share Exchange*

3.1.     Articles of Incorporation*

3.2.     Bylaws*

4.1. See Exhibits 3.1 and 3.2 for provisions in Georgia Bancshares' Articles of Incorporation and Bylaws defining the rights of holders of the common stock

4.2.     Form of certificate of common stock*

5.1.     Opinion Regarding Legality

10.1     Georgia Bancshares, Inc. 2001 Stock Incentive Plan

10.2     Form of Warrant Agreement*

10.3     Form of First Amendment to Warrant Agreement*

10.4     Form of Second Amendment to Warrant Agreement*

10.5 Real Estate Agreement dated June 1, 1999 between The Bank of Georgia and Charles B. Miles & S. Reid Hutchings*

10.6     Promissory Note with The Bankers Bank dated November 29, 2001

10.7     The Bank of Georgia 401(k) Plan

21.1     Subsidiaries*

23.1.    Consent of Independent Public Accountants

23.2. Consent of Nelson Mullins Riley & Scarborough, L.L.P. (appears in its opinion filed as Exhibit 5.1)

24.1. Power of Attorney (filed as part of the signature page to the Registration Statement)*


*Previously filed

Item 28.          Undertakings.

         The undersigned Company will:

         (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Georgia Bancshares pursuant to the provisions described in Item 24 above, or otherwise, Georgia Bancshares has been advised that in the opinion of the SEC for matters under the securities laws, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         If a claim for indemnification against such liabilities (other than the payment by Georgia Bancshares of expenses incurred or paid by a director, officer or controlling person of Georgia Bancshares in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Georgia Bancshares will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fayetteville, State of Georgia, on January 15, 2002.



                                      GEORGIA BANCSHARES, INC.



                                      By:   /s/ Ira P. Shepherd, III
                                           -----------------------------------
                                           Ira P. Shepherd, III
                                           President and Chief Executive Officer




         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates indicated.


Signature                                    Title                              Date
----------                                   ---------                          ------

     /s/ Ira P. Shepherd, III               President, Chief Executive         January 15, 2002
----------------------------------          Officer, and Director
Ira P. Shepherd, III


     /s/ *                                  Chief Financial Officer            January 15, 2002
----------------------------------
Clyde A. McArthur


     /s/ *                                  Director                           January 15, 2002
----------------------------------
Arlie C. Aukerman


     /s/ *                                  Director, Vice Chairman            January 15, 2002
----------------------------------          of the Board
Joseph S. Black


     /s/ *                                  Director, Executive Vice           January 15, 2002
---------------------------------           President
Rick A. Duncan


     /s/ *                                  Director, Secretary                January 15, 2002
---------------------------------
Dale K. Geeslin


     /s/ *                                  Director, Executive Vice           January 15, 2002
---------------------------------           President
Malcolm R. Godwin


     /s/ *                                  Director                           January 15, 2002
---------------------------------
W. Robert Hancock



     /s/ *                                  Director                           January 15, 2002
---------------------------
Vincent M. Rossetti


    /s/ *                                   Director                           January 15, 2002
---------------------------
Donnie H. Russell


     /s/ *                                  Director                           January 15, 2002
---------------------------
Thomas G. Sellmer


     /s/ *                                  Director, Chairman of              January 15, 2002
---------------------------                 the Board
Enrico A. Stanziale


     /s/ *                                  Director                           January 15, 2002
---------------------------
James H. Webb

 /s/ Ira P. Shepherd, III
---------------------------                                                    January 15, 2002
* as Attorney-in-fact



                                 EXHIBIT INDEX


Exhibit           Description

2.1      Reorganization Agreement and Plan of Share Exchange*

3.1.     Articles of Incorporation*

3.2.     Bylaws*

4.1. See Exhibits 3.1 and 3.2 for provisions in Georgia Bancshares' Articles of Incorporation and Bylaws defining the rights of holders of the common stock

4.2.     Form of certificate of common stock*

5.1.     Opinion Regarding Legality

10.1     Georgia Bancshares, Inc. 2001 Stock Incentive Plan

10.2     Form of Warrant Agreement*

10.3     Form of First Amendment to Warrant Agreement*

10.4     Form of Second Amendment to Warrant Agreement*

10.5 Real Estate Agreement dated June 1, 1999 between The Bank of Georgia and Charles B. Miles & S. Reid Hutchings*

10.6     Promissory Note with The Bankers Bank dated November 29, 2001

10.7     The Bank of Georgia 401(k) Plan

21.1     Subsidiaries*

23.1.    Consent of Independent Public Accountants

23.2. Consent of Nelson Mullins Riley & Scarborough, L.L.P. (appears in its opinion filed as Exhibit 5.1)

24.1. Power of Attorney (filed as part of the signature page to the Registration Statement)*

*Previously filed